As filed with the Securities and Exchange Commission on June 15, 2015

Registration No. 333-171866

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM F-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BAYTEX ENERGY CORP.

(Exact name of Registrant as specified in its charter)

Canada	98-0412464
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 2800, 520 - 3rd Avenue S.W.
Calgary, Alberta, Canada T2P 0R3
Tel: 587-952-3000
(Address and telephone number of Registrant’s principal executive offices)
_________________________

Baytex Energy USA, Inc.
2300, 1200 Smith Street
Houston, TX 77002
Tel: 713-402-1920
(Name, address and telephone number of agent for service)
_________________________

Copies of all communications, including communications sent to agent for service, should be sent to:

Rodney D. Gray Baytex Energy Corp. Suite 2800, 520 - 3rd Avenue S.W. Calgary, Alberta, Canada T2P 0R3 Tel: 587-952-3120 Fax: 587-952-3029	Murray J. Desrosiers, Esq. Baytex Energy Corp. Suite 2800, 520 - 3rd Avenue S.W. Calgary, Alberta, Canada T2P 0R3 Tel: 587-952-3255 Fax: 587-952-3029	Guy P. Lander, Esq. Carter Ledyard & Milburn LLP 2 Wall Street New York, NY 10005 Tel: 212-238-8619 Fax: 212-732-3232
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☒
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post‑effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post‑effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐
_____________________

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement (File No. 333-171866) reflects changes to the Registrant’s Dividend Reinvestment Plan, amended and restated effective January 24, 2011, which, as so further amended and restated, shall hereafter be referred to as the Registrant’s "Premium DividendTM and Dividend Reinvestment Plan". The changes include, among other things, the introduction of an option for eligible shareholders who are resident in Canada to dispose of their monthly reinvested dividends in exchange for a cash payment equal to 101% of their reinvested dividends.

BAYTEX ENERGY CORP.

PREMIUM DIVIDENDTM AND DIVIDEND REINVESTMENT PLAN

In this prospectus, references to the terms "Baytex", "the Corporation", "the Registrant," "we," "us" and "our" refer to Baytex Energy Corp. and, unless the context otherwise requires, its subsidiaries. Other capitalized terms used in this prospectus shall have the meanings given thereto in under the heading “Selected Abbreviations and Definitions”.

On December 31, 2010, we established a dividend reinvestment plan (the "Previous Plan") for Canadian holders. The Previous Plan was as a successor to the Distribution Reinvestment Plan of Baytex Energy Trust dated July 22, 2004. Effective January 24, 2011, we amended the Previous Plan to make it available to U.S. holders and registered 2,000,000 of our Shares.

The Previous Plan provides eligible holders of our Shares with a simple and convenient method of investing cash dividends received on their Shares in additional Shares without paying any commissions, service charges or brokerage fees.

Effective June 15, 2015, we adopted a Premium Dividend™ and Dividend Reinvestment Plan (the "Plan"), which amends, restates and supersedes the Previous Plan. The Plan provides Shareholders who meet the eligibility requirements set forth herein ("Eligible Shareholders") with the opportunity (but not the obligation) to reinvest their cash dividends declared payable by us on the outstanding Shares ("Dividends") in new Shares at a discount to the Average Market Price on the applicable payment date. The new Shares will, at the election of Plan Participants, either be (i) credited to the Plan Participant's account under the Dividend Reinvestment Component (as defined below) of the Plan, or (ii) disposed of under the Premium Dividend™ Component (as defined below) of the Plan in exchange for a cash payment equal to 101% of the reinvested Dividends.

The Plan consists of two components: the Dividend Reinvestment Component and the Premium Dividend™ Component. The “Dividend Reinvestment Component” is that component of the Plan pursuant to which Shares are purchased on the reinvestment of Dividends under the Plan but are not disposed of in exchange for the Premium Dividend™ (as defined below). See "The Plan—Components of the Plan—Dividend Reinvestment". The “Premium Dividend™ Component” is that component of the Plan pursuant to which Shares are purchased on the reinvestment of Dividends under the Plan and disposed of in exchange for a cash amount equal to 101% of a Dividend or, as the context may require, 101% of the aggregate Dividends payable by us on a particular Dividend payment date to Participants enrolled in the Premium Dividend™ Component, subject to proration in certain events (the "Premium Dividend™"). See "The Plan—Components of the Plan—Premium Dividend™". Each component of the Plan is subject to eligibility restrictions, applicable withholding taxes, prorating as provided herein, and other limitations on the availability of new Shares in certain events. Only Shareholders who are resident in Canada may participate in the Premium Dividend™ Component. A Shareholder who is a resident of the United States or is otherwise a "U.S. person" as that term is defined in Regulation S under the Securities Act, including, without limitation, any natural person resident in the United States, any partnership or corporation organized or incorporated under the laws of the United States, any estate of which any executor or administrator is a U.S. person and any trust of which any trustee is a U.S. person, may participate in the Dividend Reinvestment Component, but cannot participate in the Premium Dividend™ Component. For greater certainty, neither The Depository Trust & Clearing Corporation ("DTC") nor beneficial owners of Shares who hold their Shares through DTC are eligible to participate in the Premium Dividend™ Component.
For the purposes of the Premium Dividend™ Component, the new Shares will be issued from the treasury of the Corporation at the Average Market Price less a 3% discount.

For the purposes of the Dividend Reinvestment Component only, the new Shares will, at the discretion of the Corporation, either be Shares issued from the treasury of the Corporation or be Shares acquired on the open market through the NYSE (or the TSX for non-U.S. residents). The purchase price of Shares acquired through the open market will be 100% of the average purchase price of the Shares purchased on behalf of the Dividend Reinvestment Component Plan Participants on the NYSE (or the TSX for non-U.S. residents) during the ten (10) business days following the dividend payment. The purchase price of Shares purchased on behalf of Dividend Reinvestment Component Plan Participants through a Treasury Purchase will be the Average Market Price less a 3% discount. The directors of the Corporation may, in their sole discretion, at any time, with effect at the time of declaration of the next dividend payment, determine to change the Dividend Reinvestment Component of the Plan by changing or eliminating the then applicable discount.

In order to participate in either the Dividend Reinvestment Component or the Premium Dividend™ Component, an Eligible Shareholder must enroll, or be deemed to have enrolled, in the Plan directly or through the broker, investment dealer, financial institution or other nominee who holds Shares on the Eligible Shareholder's behalf. An Eligible Shareholder who was enrolled in the dividend reinvestment component of the Previous Plan, and who has provided Valiant Trust Company with a duly completed enrollment form in respect of the Previous Plan, will automatically be deemed to be a participant in the Dividend Reinvestment Component, without any further action on their part. A Shareholder who was either not properly enrolled in the dividend reinvestment component of the Previous Plan through Valiant Trust Company, or who wishes to enroll in the Premium Dividend™ Component, must enroll in the Plan either (i) directly if such Shareholder is a registered Shareholder, or (ii) if such Shareholder is a beneficial Shareholder whose Shares are held through a broker, investment dealer, financial institution or other nominee, indirectly through such broker, investment dealer, financial institution or other nominee, in accordance with the procedures set forth under "The Plan—Enrollment".

Our dividend policy is to pay a monthly dividend on our Shares on or about the 15th day following the end of each calendar month to Shareholders of record on or about the last business day of each such calendar month. The amount of future cash dividends, if any, will be subject to the discretion of the directors of the Corporation and may vary depending on a variety of factors and conditions existing from time to time, including fluctuations in commodity prices, production levels, capital expenditure requirements, debt service requirements, operating costs, royalty burdens, foreign exchange rates and the satisfaction of the liquidity and solvency tests imposed by the Business Corporations Act (Alberta) for the declaration and payment of dividends.

Our Shares are listed on the Toronto Stock Exchange and on the New York Stock Exchange under the symbol "BTE". The closing prices of our Shares on the TSX and on the NYSE on June 11, 2015 were CDN$21.26 and US$17.34, respectively.

We urge you to carefully read the “Forward-Looking Statements” and “Risk Factors” sections beginning on page 1 and page 4, respectively, in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offence.

The date of this prospectus is June 15, 2015.

Baytex Draft 1	ii

You should rely only on the information included or incorporated by reference in this prospectus or any supplement or free writing prospectus prepared by us. We have not authorized anyone to provide information or represent anything other than that contained in, or incorporated by reference in, this prospectus. We have not authorized anyone to provide you with different information. If you receive any other information, you should not rely on it. We are not making an offer in any state or jurisdiction or under any circumstances where the offer is not permitted. You should assume that the information in this prospectus or any supplement or free writing prospectus prepared by us is accurate only as of the date on their cover pages and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

FORWARD-LOOKING STATEMENTS

Certain statements included in this prospectus and the documents incorporated by reference herein constitute forward-looking statements or information (collectively referred to as "forward-looking statements") within the meaning of applicable securities legislation, including the United States Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by terminology such as "anticipate", "believe", "continue", "could", "estimate", "expect", "forecast", "intend", "may", "objective", "ongoing", "outlook", "potential", "project", "plan", "should", "target", "would", "will" or similar words suggesting future outcomes, events or performance.

The forward-looking statements contained in this prospectus speak only as of the date hereof and are expressly qualified by this cautionary statement. Forward-looking statements in this prospectus include, but are not limited to: the payment of dividends by us and the frequency thereof; our dividend declaration practice; and the expected dividend rate. Cash dividends on our Shares are paid at the discretion of our Board of Directors and can fluctuate. In establishing the level of cash dividends, the Board of Directors considers all factors that it deems relevant, including, without limitation, the outlook for commodity prices, our operational execution, the amount of funds from operations and capital expenditures and our prevailing financial circumstances at the time.

The forward-looking statements contained in the documents incorporated by reference into this prospectus speak only as of the date of such documents, and are expressly qualified by this cautionary statement. Forward-looking statements contained in the documents incorporated by reference into this prospectus include, but are not limited to:

(a)
with respect to our Annual Information Form for the year-ended December 31, 2014 (which forms part of our annual report on Form 40-F for the fiscal year ended December 31, 2014, filed with the SEC on March 9, 2015), our business strategies, plans and objectives; our ability to grow our reserves base and maintain or add to production levels through exploration and development activities complemented by strategic acquisitions; our petroleum and natural gas reserves, including the volume thereof, the present value of the future net revenue to be derived therefrom and the potential of the Austin Chalk and Upper Eagle Ford formations of our Eagle Ford assets; the estimates of contingent resources for our oil resource plays at Peace River, Northeast Alberta and the Gemini steam-assisted gravity drainage project, including the volume thereof; development plans for our properties, including number of potential drilling locations, number of wells to be drilled in 2015, initial production rates from new wells and recovery factors; the development potential of our oil sands leases at Angling Lake (Cold Lake) for both primary (cold) and thermal recovery methods; our plans for a steam-assisted gravity drainage project at Gemini (Angling Lake (Cold Lake)); our plan to expand the waterflood at Carruthers in 2016 and beyond; our steam-assisted gravity drainage project at Kerrobert, including the number of potential well pair and infill well drilling locations and well costs; our plan for a commercial waterflood project at Tangleflags; our heavy oil resource play at Peace River, including the resource potential of our undeveloped land, initial production rates from new wells under primary recovery methods and the ability to recover incremental reserves using waterflood recovery; our thermal operations at Cliffdale, including our assessment of the production and steam-oil ratio performance of Pad 1, the timing of commencing steam injection at Pad 2, plans to expand the program and build a central processing facility and our expectation of lower operating costs as a result of gas conservation; our expectations regarding undeveloped lease expiries; our expectation regarding the payment of cash income taxes in 2015; our future abandonment and reclamation liabilities; our working interest production volume for 2015; the existence, operation and strategy of our risk management program; our ability to extend the maturity date of our credit facilities; our dividend policy and level; funding sources for development capital expenditures and dividend payments; and the impact of existing and proposed governmental and environmental regulation;

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(b)
with respect to our management’s discussion and analysis of operating and financial results for the years ended December 31, 2014 and 2013 (which forms part of our annual report on Form 40-F for the fiscal year ended December 31, 2014, filed with the SEC on March 9, 2015), our business strategies, plans and objectives; the anticipated benefits from the acquisition of Aurora Oil & Gas Limited ("Aurora"); our expectations that the Aurora assets have the infrastructure in place to support future annual production growth; our expectations regarding the effect of well downspacing, improving completion techniques and new development targets on the reserves potential of the Aurora assets; crude oil and natural gas prices and the price differentials between light, medium and heavy oil prices; our effective tax rate for 2015; the proposed reassessment of our tax filings by the Canada Revenue Agency; the potential taxes owing and reduction of non-capital losses if the reassessment by the Canada Revenue Agency is successful; our intention to defend the proposed reassessments if issued by the Canada Revenue Agency; our view of our tax filing position; the sufficiency of our capital resources to meet our on-going short, medium and long-term commitments; the financial capacity of counterparties to honor outstanding obligations to us in the normal course of business; the existence, operation and strategy of our risk management program; the impact of the adoption of new accounting standards on our financial results; our capital budget for 2015; our annual average production rate for 2015; the number and type of wells to be drilled in 2015; the geographic breakdown of our 2015 annual production; our production mix for 2015; the portion of our 2015 capital budget to be allocated to the Eagle Ford and the number of wells to be drilled; our expectation that we will achieve cost savings in our capital expenditure program and across our operations in 2015; our expectation that our royalty and production and operating cost structures in 2015 will be consistent with 2014; our objective to fund our capital expenditures and cash dividends on our Shares with funds from operations and existing credit capacity; our expectation that we are in material compliance with environmental legislation; and the completion of our assessment of the disclosure controls and procedures and internal controls over financial reporting for the acquired Eagle Ford operations;

(c)
with respect to our management’s discussion and analysis of operating and financial results for the three month periods ended March 31, 2015 and 2014, our business strategies, plans and objectives; crude oil and natural gas prices and the price differentials between light, medium and heavy oil prices; the sufficiency of our capital resources to meet our on-going short, medium and long-term commitments; the financial capacity of counterparties to honor outstanding obligations to us in the normal course of business; the existence, operation and strategy of our risk management program, including our intent of partially mitigating some of the volatility in our funds from operations through a series of derivative contracts; our objective to fund our capital expenditures and cash dividends on our Shares with funds from operations and existing credit capacity; and the completion of our assessment of the disclosure controls and procedures and internal controls over financial reporting for the acquired Eagle Ford operations; and

(d)
with respect to our business acquisition report in respect of the acquisition of all of the issued and outstanding shares of Aurora dated and filed with the SEC on July 30, 2014, the anticipated benefits from the acquisition of Aurora, including our beliefs that the acquisition will be an excellent fit with our business model and will provide shareholders with exposure to projects with attractive capital efficiencies; our expectations that the Aurora assets have infrastructure in place that support future annual production growth and that such assets will provide material production, long-term growth and high quality reserves with upside potential; the net area of Aurora’s unproved property that will expire in 2014; and development of Aurora’s properties and reserves.

In addition, there are forward-looking statements in our Annual Information Form for the year-ended December 31, 2014 under the heading "Description of Our Business and Operations – Statement of Reserves Data and Other Oil and Gas Information" and in our business acquisition report in respect of the acquisition of all of the issued and outstanding shares of Aurora dated and filed on July 30, 2014 as to our reserves and future net revenues from our reserves, pricing and inflation rates, future development costs, the development of our proved undeveloped reserves, probable undeveloped reserves and possible reserves, future development costs, contingent resources, reclamation and abandonment obligations, tax horizon, exploration and development activities and production estimates. Information and statements relating to reserves and resources are deemed to be forward-looking statements, as they involve implied assessment, based on certain estimates and assumptions, that the reserves and resources described exist in quantities predicted or estimated, and that the reserves and resources can be profitably produced in the future.

These forward-looking statements are based on certain key assumptions regarding, among other things: petroleum and natural gas prices and pricing differentials between light, medium and heavy gravity crude oils; well production rates and reserves volumes; our ability to add production and reserves through our exploration and development activities;

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capital expenditure levels; the receipt, in a timely manner, of regulatory and other required approvals for our operating activities; the availability and cost of labour and other industry services; the amount of future cash dividends that we intend to pay; interest and foreign exchange rates; the continuance of existing and, in certain circumstances, proposed tax and royalty regimes; our ability to develop our crude oil and natural gas properties in the manner currently contemplated; and current industry conditions, laws and regulations continuing in effect (or, where changes are proposed, such changes being adopted as anticipated). Readers are cautioned that such assumptions, although considered reasonable by us at the time of preparation, may prove to be incorrect.

Actual results achieved will vary from the information provided herein as a result of numerous known and unknown risks and uncertainties and other factors. Such factors include, but are not limited to: declines in oil and natural gas prices; risks related to the accessibility, availability, proximity and capacity of gathering, processing and pipeline systems; uncertainties in the credit markets may restrict the availability of credit or increase the cost of borrowing; refinancing risk for existing debt and debt service costs; a downgrade of our credit ratings; risks associated with properties operated by third parties; changes in government regulations that affect the oil and gas industry; changes in environmental, health and safety regulations; variations in interest rates and foreign exchange rates; risks associated with our hedging activities; the cost of developing and operating our assets; risks associated with the exploitation of our properties and our ability to acquire reserves; changes in income tax or other laws or government incentive programs; uncertainties associated with estimating petroleum and natural gas reserves; risks associated with acquiring, developing and exploring for oil and natural gas and other aspects of our operations; risks associated with large projects or expansion of our activities; risks related to heavy oil projects; the implementation of strategies for reducing greenhouse gases; depletion of our reserves; risks associated with the ownership of our securities, including the discretionary nature of dividend payments and changes in market-based factors; risks for United States and other non-resident shareholders, including the ability to enforce civil remedies, differing practices for reporting reserves and production, additional taxation applicable to non-residents and foreign exchange risk; and other factors, many of which are beyond our control.

Readers are cautioned that the foregoing list of risk factors is not exhaustive. New risk factors emerge from time to time, and it is not possible for management to predict all of such factors and to assess in advance the impact of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Readers should also carefully consider the matters discussed under the heading "Risk Factors" in our Annual Information Form for the year-ended December 31, 2014 (which forms part of our annual report on Form 40-F for the fiscal year ended December 31, 2014, filed with the SEC on March 9, 2015).

The above summary of assumptions and risks related to forward-looking statements contained in this prospectus and the documents incorporated by reference herein has been provided in order to provide readers with a more complete perspective on our current and future operations and such information may not be appropriate for other purposes. Readers are cautioned that such assumptions and risks, although considered reasonable by us at the time of preparation, may prove to be incorrect. There is no representation by us that actual results achieved during the forecast period will be the same in whole or in part as those forecast and, except as required by law, we do not undertake any obligation to update publicly or to revise any of the included forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable securities law. The forward‑looking statements contained in this prospectus and the documents incorporated by reference herein are expressly qualified by this cautionary statement.

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BAYTEX ENERGY CORP.

We are a Calgary, Alberta based conventional oil and gas corporation engaged in the acquisition, development and production of oil and natural gas in the Western Canadian Sedimentary Basin and in the Eagle Ford in the United States. The Corporation is committed to maintaining its production and asset base through internal property development and delivering consistent returns to its shareholders. Our head office is located at Suite 2800, 520 - 3rd Avenue S.W., Calgary, Alberta, Canada, T2P 0R3, telephone number: 587-952-3000.

RISK FACTORS

Before you decide to participate in the Plan and invest in our Shares, you should be aware of the following material risks in making such an investment. You should consider carefully these risk factors together with all risk factors and information included or incorporated by reference in this prospectus, including the risk factors set forth in our Annual Report on Form 40-F for the fiscal year ended December 31, 2014, before you decide to participate in the Plan and purchase Shares. In addition, you should consult your own financial and legal advisors before making an investment.

Risks Related to the Plan

You will not know the price of the Shares you are purchasing under the Plan at the time you authorize the investment or elect to have your cash dividends reinvested.

The price of our Shares may fluctuate between the time you decide to purchase Shares under the Plan and the time of actual purchase. In addition, during this time period, you may become aware of additional information that might affect your investment decision.

The Plan Broker may not deliver sufficient funds to pay the Premium Dividend™ when required, or at all, and neither we nor the Plan Agent is liable to participants enrolled in the Premium Dividend™ Component for the obligations of the Plan Broker.
Canaccord Genuity Corp. has committed to paying the cash amount equal to 101% of a cash dividend declared payable by us or, as the context may require, 101% of the aggregate cash dividends declared payable by us on a particular dividend payment date to Participants enrolled in the Premium Dividend™ Component (the "Premium Dividend™") to Valiant Trust Company against delivery of the corresponding Shares on the applicable Dividend payment date. Neither we nor the Plan Agent has any liability to participants enrolled in the Premium Dividend™ Component (or to any Shareholder for which the participant may be acting) for any failure of the Plan Broker to fulfill its obligation to pay the Premium Dividend™ when required or at all. If the Plan Broker does not deliver sufficient funds to pay the Premium Dividend™ on all Shares of participants enrolled in the Premium Dividend™ Component, we will deliver the full amount of the regular dividend to the Plan Agent and affected Participants will be entitled to receive the regular dividend for each such Share in respect of which the Premium Dividend™ is not paid by the Plan Broker, but neither we nor the Plan Agent will be obligated to pay the corresponding Premium Dividend™.

DOCUMENTS INCORPORATED BY REFERENCE

We incorporate by reference the following documents we filed under the Exchange Act with the SEC:

(a)
annual report on Form 40-F for the fiscal year ended December 31, 2014, filed with the SEC on March 9, 2015 (the "Annual Report on Form 40-F"), which includes: (i) our annual information form for the year ended December 31, 2014; (ii) our audited consolidated financial statements as at December 31, 2014 and 2013 and for the years then ended, together with the notes thereto and the report of the auditors thereon; (iii) management’s discussion and analysis of operating and financial results for the years ended December 31, 2014 and 2013; and (iv) the supplemental disclosure of our oil and gas producing activities prepared in accordance with Accounting Standards Codification 932 "Extractive Activities – Oil & Gas" issued by the United States Financial Accounting Standards Board, which was filed on SEDAR under the category "Other" on March 9, 2015;

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(b)	information circular - proxy statement attached as an exhibit to our report on Form 6-K furnished to the SEC on April 6, 2015 relating to the annual meeting of shareholders held on May 12, 2015;

(c)
condensed interim unaudited consolidated financial statements as at March 31, 2015 and 2014 and for the three month periods ended March 31, 2015 and 2014, together with the notes thereto attached as an exhibit to our report on Form 6-K furnished to the SEC on May 5, 2015;

(d)
management’s discussion and analysis of operating and financial results for the three months periods ended March 31, 2015 and 2014 attached as an exhibit to our report on Form 6-K furnished to the SEC on May 5, 2015;

(e)	business acquisition report in respect of the acquisition of all the issued and outstanding shares of Aurora Oil & Gas Limited dated and filed on July 30, 2014;

(f)
material change report in respect of a public offering of 31,700,000 Shares at a price of $17.35 per share dated March 18, 2015 attached as an exhibit to our report on Form 6-K furnished to the SEC on March 18, 2015; and

(g)	the description of the Registrant’s securities contained in the Registrant’s Form 8-A/A, filed with the SEC on January 3, 2011.
In addition, all subsequent annual reports on Form 40-F, Form 20-F, or Form 10-K, and all subsequent filings on Form 10-Q or Form 8-K, that we file pursuant to the Exchange Act prior to the termination of this offering, are hereby incorporated by reference into this prospectus. Also, we may incorporate by reference our future reports on Form 6-K subsequent to the date of this prospectus by stating in those Forms 6-K that they are being incorporated by reference into this prospectus.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or therein or in any other later filed document which also is incorporated by reference in this prospectus modifies or supersedes that statement. Any such statement so modified shall not be deemed, except as so modified, to constitute a part of this prospectus. Any such statement so superseded shall be deemed not to constitute a part of this prospectus.

A person eligible to participate in the Plan receiving a copy of this prospectus may obtain without charge, upon written or oral request, a copy of the Plan or of any of the documents incorporated by reference herein, except for the exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents. Requests should be directed to our principal executive offices, Suite 2800, 520 - 3rd Avenue S.W., Calgary, Alberta, Canada, T2P 0R3, Telephone Number: 587-952-3000.

USE OF PROCEEDS

The net proceeds from the sale of the Shares will be principally used for general corporate purposes. We have no basis for estimating precisely either the number of Shares that may be sold under the Plan or the prices at which such shares may be sold.

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THE PLAN

The following is a summary of the material attributes of the Plan. The summary does not purport to be complete and is subject to, and qualified in its entirety by, reference to the complete Plan that is filed as an exhibit to the registration statement of which this prospectus forms a part. Capitalized terms used in this summary and not defined elsewhere shall have the meaning attributed to them in the Plan.
Overview of the Plan
This Plan provides Eligible Shareholders with the opportunity to reinvest their Dividends in new Shares at a discount to the Average Market Price on the applicable payment date, which new Shares will, at the Participant's election, either be (i) credited to the Participant's account under the Dividend Reinvestment Component of the Plan or (ii) disposed of under the Premium Dividend™ Component of the Plan in exchange for a cash payment equal to 101% of the reinvested Dividends.

For the purposes of the Premium Dividend™ Component, the new Shares will be issued from the treasury of the Corporation at the Average Market Price less a 3% discount.

For the purposes of the Dividend Reinvestment Component only, the new Shares will, at the discretion of the Corporation, either be Shares issued from the treasury of the Corporation or be Market Purchase Shares. The purchase price of the Treasury Purchase Shares will be the Average Market Price less a 3% discount. The directors of the Corporation may, in their sole discretion, at any time, with effect at the time of declaration of the next dividend payment, determine to change the Dividend Reinvestment Component of the Plan by changing or eliminating the then applicable discount.

Each component of the Plan, which is explained in greater detail below, is subject to eligibility restrictions, applicable withholding taxes, prorating as provided herein, and other limitations on the availability of new Shares in certain events. Eligible Shareholders are not required to participate in the Plan. Eligible Shareholders who have not elected to participate in the Plan will continue to receive their Dividends in the usual manner.

In order to participate in either the Dividend Reinvestment Component or the Premium Dividend™ Component, an Eligible Shareholder must enroll, or be deemed to have enrolled, in the Plan directly or through the broker, investment dealer, financial institution or other nominee who holds Shares on the their behalf. See "—Enrollment" below.
Replacement of Current Dividend Reinvestment Plan
An Eligible Shareholder who was enrolled in the dividend reinvestment component of the Previous Plan, and who has provided the Plan Agent with a duly completed Enrollment Form in respect of the Previous Plan, will automatically be deemed to be a participant in the Dividend Reinvestment Component, without any further action on their part. A Shareholder who was either not properly enrolled in the dividend reinvestment component of the Previous Plan through the Plan Agent, or who wishes to enroll in the Premium Dividend™ Component, must enroll in the Plan either (i) directly if such Shareholder is a registered Shareholder, or (ii) if such Shareholder is a beneficial Shareholder whose Shares are held through a broker, investment dealer, financial institution or other nominee, indirectly through such broker, investment dealer, financial institution or other nominee, in accordance with the procedures set forth under "—Enrollment" below.

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Components of the Plan
Dividend Reinvestment
Under the Dividend Reinvestment Component, the Plan Agent will, on each Dividend payment date, on behalf of Participants enrolled in the Dividend Reinvestment Component, apply the aggregate Dividends payable on the Shares of such Participants towards the purchase from treasury of Baytex of such number of new Shares (calculated to six decimal places) as is equal to the aggregate amount of such Dividends divided by Discounted Average Market Price. Alternatively, at the sole discretion of Baytex, such new Shares may be purchased by or on behalf of Baytex through the facilities of an Exchange at the applicable DRIP Market Purchase Price. The new Shares so purchased will be held under the Plan by the Plan Agent for the account of the applicable Participants or, in the case of Eligible Shareholders who are enrolled in the Plan indirectly through a Depository, credited through such Depository to the accounts of appropriate Depository Participants on behalf of such Eligible Shareholders. Any subsequent Dividends paid in respect of Shares purchased under the Dividend Reinvestment Component will be subject to reinvestment under the Plan (i) in the case of Shares held under the Plan for the account of a Participant other than a Depository, pursuant to the election of the Participant as between the Dividend Reinvestment Component and the Premium Dividend™ Component, or (ii) in the case of Shares enrolled in the Plan indirectly through a Depository, pursuant to instructions provided to the Plan Agent by such Depository in the manner described below under the heading "—Enrollment".
Premium Dividend™
Under the Premium Dividend™ Component (which is only available to Canadian residents see "—Eligibility Requirements" below), the Plan Agent will, on each Dividend payment date, on behalf of Participants enrolled in the Premium Dividend™ Component, apply the aggregate Dividends payable on the Shares of such Participants towards the purchase from treasury of Baytex of such number of new Shares (calculated to six decimal places) as is equal to the aggregate amount of such Dividends divided by 97% of the corresponding Average Market Price. Additionally, a number of Shares approximately equal to the number of new Shares to be purchased under the Premium Dividend™ Component will in turn be pre-sold, by the Plan Broker, in one or more transactions on the TSX.
The new Shares purchased on the reinvestment of Dividends under the Premium Dividend™ Component on behalf of Participants enrolled in the Premium Dividend™ Component will not be held under the Plan by the Plan Agent or credited through CDS to the accounts of appropriate CDS Participants on behalf of Eligible Shareholders who are enrolled in the Premium Dividend™ Component, but will instead be delivered by the Plan Agent to the Plan Broker in exchange for the Premium Dividend™. The Plan Agent will in turn remit payment of the Premium Dividend™ to Participants enrolled in the Premium Dividend™ Component in the same manner that regular Dividends are paid by Baytex.
At the time Shares are delivered to the Plan Broker, each Shareholder for whom Dividends are reinvested under the Premium Dividend™ Component shall be deemed to represent and warrant to Baytex, the Plan Agent and the Plan Broker that: (i) it holds good and marketable title to such Shares, free and clear of all liens, restrictions, charges, encumbrances, claims and rights of others; (ii) such Shares are not subject to resale restrictions; and (iii) it is an Eligible Shareholder.
Baytex and the Plan Agent have a commitment from the Plan Broker to pay the Premium Dividend™ to the Plan Agent against delivery of the corresponding Shares on the applicable Dividend payment date. Although Baytex and the Plan Agent will, if necessary, make claims on this commitment, neither Baytex nor the Plan Agent has any liability to Participants enrolled in the Premium Dividend™ Component (or to any Shareholder for which the Participant may be acting) for any failure of the Plan Broker to fulfil its obligation to pay the Premium Dividend™ when required. If the Plan Broker does not deliver sufficient funds to pay the Premium Dividend™ on all Shares of Participants enrolled in the Premium Dividend™ Component, Batyex will deliver the full amount of the regular Dividend to the Plan Agent and such Participants will be entitled to receive the regular Dividend for each such Share in respect of which the Premium Dividend™ is not paid by the Plan Broker. For greater certainty, a Participant who receives the regular Dividend in these circumstances will not be entitled to receive the corresponding Premium Dividend™.

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Eligibility Requirements
Shareholders who are resident in Canada or the United States may participate in the Dividend Reinvestment Component.
Only Shareholders who are resident in Canada may participate in the Premium Dividend™ Component. A Shareholder who is a resident of the United States or is otherwise a "U.S. person" as that term is defined in Regulation S under the Securities Act, including, without limitation, any natural person resident in the United States, any partnership or corporation organized or incorporated under the laws of the United States, any estate of which any executor or administrator is a U.S. person and any trust of which any trustee is a U.S. person, may participate in the Dividend Reinvestment Component, but cannot participate in the Premium Dividend™ Component. For greater certainty, neither DTC nor beneficial owners of Shares who hold their Shares through DTC are eligible to participate in the Premium Dividend™ Component.
The amount of any Dividends to be reinvested under the Plan on behalf of Shareholders who are not residents of Canada will be reduced by the amount of any applicable nonresident withholding tax. See "—Withholding Taxes" below.
Baytex and the Plan Agent also reserve the right to deny participation in the Plan to, or cancel the participation of, any person or agent of any person who appears to be, or who Baytex or the Plan Agent has reason to believe is, subject to the laws of any jurisdiction which do not permit participation in the Plan in the manner sought by such person or which will subject the Plan or Baytex to requirements of the jurisdiction not otherwise applicable to the Plan or Baytex, or whose participation in the Plan is suspected to be part of a scheme to avoid applicable legal requirements or otherwise engage in unlawful behavior.
Baytex further reserves the right to determine, from time to time, a minimum number of Shares that a Shareholder must hold in order to be eligible for, or continue to be enrolled in, the Plan, subject to any applicable legal or regulatory requirements.
Enrollment
Eligible Shareholders who are currently enrolled in the dividend reinvestment portion of the Previous Plan through Valiant Trust Company will automatically be deemed to be participants in the Dividend Reinvestment Component, without any further action on their part. See "—Replacement of Current Dividend Reinvestment Plan" above. The following paragraphs outline the enrollment process for an Eligible Shareholder who was either not properly enrolled in the dividend reinvestment component of the Previous Plan through Valiant Trust Company, or who wishes to enroll in the Plan.
Direct Enrollment
An Eligible Shareholder whose Shares are registered in its own name may directly enroll in either the Dividend Reinvestment Component or the Premium Dividend™ Component by delivering to the Plan Agent a duly completed Enrollment Form. A Participant who delivers a duly completed Enrollment Form to the Plan Agent will be deemed to thereby direct Baytex to credit the Plan Agent with all Dividends payable in respect of all Shares registered in the name of the Participant or held under the Plan by the Plan Agent for the Participant's account as of the Dividend record date, and to direct the Plan Agent to reinvest such Dividends in new Shares in accordance with the Dividend Reinvestment Component or the Premium Dividend™ Component, as applicable, and otherwise upon and subject to the terms and conditions described herein. See "Deemed Representations, Directions and Authorizations" below.
To obtain a copy of the Enrollment Form, see the Plan Agent's website at www.valianttrust.com/investor-services, call the Plan Agent at 1‑866-313-1872 or see Baytex’s website at www.baytexenergy.com.

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Indirect Enrollment
An Eligible Shareholder whose Shares are not registered in its own name cannot enroll in the Plan directly but may instead do so indirectly through the broker, investment dealer, financial institution or other nominee who holds their Shares by providing appropriate enrollment instructions to such nominee. Where such nominee holds Shares in its own name (and not through a Depository) on behalf of an Eligible Shareholder, the nominee may enroll in the Plan on behalf of the Eligible Shareholder by delivering to the Plan Agent a duly completed Enrollment Form.
Where the Shares are held indirectly through a Depository, enrollment instructions must be communicated to such Depository by the applicable Depository Participant in accordance with the procedures of such Depository's system, and such Depository will in turn provide instructions to the Plan Agent regarding the extent of its participation, on behalf of Eligible Shareholders, in the Dividend Reinvestment Component and, where the Depository is CDS, the Premium Dividend™ Component. The Depository's instructions will advise the Plan Agent of (i) the aggregate number of Shares held through such Depository in respect of which Dividends are to be reinvested under the Dividend Reinvestment Component, and (ii) where the Depository is CDS, the aggregate number of Shares held through CDS in respect of which Dividends are to be reinvested under the Premium Dividend™ Component.
Continued Participation
Once a Participant (other than a Depository) has enrolled in either the Premium Dividend™ Component or the Dividend Reinvestment Component by delivering to the Plan Agent a duly completed Enrollment Form, participation in the manner elected by the Participant continues automatically with respect to all Shares registered in the name of the Participant or held under the Plan by the Plan Agent for the Participant's account until the Plan or the Participant's participation therein is terminated or until the Participant changes its election.
Eligible Shareholders who participate in the Plan indirectly through a Depository or otherwise through their broker, investment dealer, financial institution or other nominee should consult such nominee to confirm the nominee's policies concerning continued participation following initial enrollment.
See "—Termination of Participation" and "—Change of Election" below.
Enrollment Deadlines
In order for a particular Dividend payable on Shares held by an Eligible Shareholder to be reinvested on the Dividend payment date, the Plan Agent must receive (i) a duly completed Enrollment Form that covers such Shares not later than 3:00 p.m. (Calgary time) on the fifth (5th) Business Day preceding the record date for the Dividend, or (ii) in the case of Shares enrolled indirectly through a Depository, appropriate instructions from such Depository regarding the extent of its participation (on behalf of Eligible Shareholders) not later than such time preceding the record date for that Dividend as may be agreed from time to time between such Depository and the Plan Agent in accordance with custom and practice relating to such Depository's system. The Depository must in turn receive appropriate instructions from the nominee holders that are Depository Participants not later than such deadline preceding the record date as may be established by such Depository from time to time. Enrollment Forms or instructions from a Depository, as applicable, received by the Plan Agent after the stipulated pre-record date deadline will not be effective in respect of the applicable Dividend payment date unless otherwise determined by Baytex and the Plan Agent in their sole discretion.
Broker Requirements

A Depository Participant or other broker, investment dealer, financial institution or other nominee may require certain information or documentation from an Eligible Shareholder before it will act upon enrollment instructions relating to the Plan. Eligible Shareholders who wish to participate in the Plan should contact the broker, investment dealer, financial institution or other nominee who holds their Shares to provide instructions regarding their decision to enrol, their election as between the Dividend Reinvestment Component and the Premium Dividend™ Component, to confirm any information or documentation required to give effect to their instructions, to confirm the nominee's policies concerning continued participation following initial enrollment, and to inquire about any applicable deadlines that the nominee may impose or be subject to under the policies of that nominee or a Depository's system.

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Administration
Valiant Trust Company has been appointed to act as Plan Agent for and on behalf of Participants. If Valiant Trust Company ceases to act as Plan Agent for any reason, another qualified party will be designated by Baytex to act as Plan Agent and Participants will be notified of the change.
All funds credited to the Plan Agent under the Plan on account of the reinvestment of Dividends will be applied, on behalf of Participants, to the purchase of new Shares directly from Baytex or to the purchase Shares on an Exchange. In no event will interest be paid to Participants on any funds held for reinvestment under the Plan.
In carrying out its obligations under the Plan on behalf of Participants, the Plan Agent shall only be required to act in accordance with the instructions duly received within the appropriate time periods.
Proration in Certain Events
Baytex reserves the right to determine, promptly following each Dividend record date, the amount of new equity, if any, to be made available under the Plan on the Dividend payment date to which such record date relates. No assurances can be made that new Shares will be made available under the Plan on a regular basis, or at all.
If, in respect of any Dividend payment date, fulfilling the elections of all Participants under the Plan would result in the issuance of more than the maximum amount of new equity determined by Baytex to be available under the Plan, then elections for the purchase of new Shares on that Dividend payment date will be accepted (i) first, from Participants electing to reinvest Dividends under the Dividend Reinvestment Component, and (ii) second, to the extent that new equity remains available under the Plan, from Participants electing to receive the Premium Dividend™ under the Premium Dividend™ Component. If Baytex is not able to accept all elections for a particular component of the Plan, then purchases of new Shares under that component on the applicable Dividend payment date will be prorated among all Participants in that component according to the number of Shares participating in the particular component.
If trading of Shares on the TSX, or the trading thereof by the Plan Broker, is for any reason prohibited for an entire day, or if the Premium Dividend™ Component is terminated or suspended for any reason, during a Pricing Period, then purchases of new Shares under that component on the applicable Dividend payment date will be prorated among all Participants in that component according to the number of Shares enrolled therein.
If on any Dividend payment date Baytex determines not to issue any equity through the Plan, or the availability of new Shares is prorated in accordance with the terms of the Plan, or for any other reason a Dividend cannot be reinvested under the Plan, in whole or in part, then Participants will be entitled to receive from Baytex the full amount of the regular Dividend for each Share in respect of which the Dividend is payable but cannot be reinvested under the Plan in accordance with the applicable election.
Price of New Shares
The subscription price of Shares purchased from Baytex's treasury on a Dividend payment date under the Dividend Reinvestment Component will be the Discounted Average Market Price in effect for that Dividend payment date. Where Baytex determines not to issue additional Shares from treasury but instead have such Shares purchased through the facilities of an Exchange, the subscription price will be the then-applicable DRIP Market Purchase Price.

The subscription price of Shares purchased on a Dividend payment date under the Premium Dividend™ Component will be 97% of the Average Market Price for that Dividend payment date.

Subject to the policies of a particular broker, investment dealer, financial institution or other nominee through which a beneficial Shareholder holds their Shares, full reinvestment is possible as fractions of Shares may be credited to Participants' accounts maintained under the Plan.

10

Costs
No commissions, service charges or similar fees are payable by Participants to Baytex, the Plan Agent or the Plan Broker in connection with the purchase of new Shares from treasury under the Dividend Reinvestment Component or the Premium Dividend™ Component. All administrative costs of the Plan, including the fees and expenses of the Plan Agent, will be paid by Baytex.
However, Eligible Shareholders whose Shares are not registered in their own name but wish to participate in the Plan should consult the broker, investment dealer, financial institution or other nominee who holds their Shares to confirm whether their nominee charges any fees to enroll or participate in the Plan on their behalf.
Reports to Participants
The Plan Agent will maintain an account for each Participant with respect to purchases of Shares made under the Plan for that Participant's account and will issue an unaudited statement regarding purchases made under the Dividend Reinvestment Component on a monthly basis. These statements are a Participant's continuing record of purchases of Shares made for its account under the Plan and should be retained for income tax purposes. No statements will be provided to Participants in respect of purchases made under the Premium Dividend™ Component.
Eligible Shareholders who participate in the Plan indirectly through their broker, investment dealer, financial institution or other nominee should consult such nominee to confirm what statements or reports, if any, will be provided by the nominee, whether for tax reporting purposes or otherwise.
Whether or not it receives detailed statements or reports concerning transactions made on its behalf under the Plan, each Shareholder is responsible for calculating and monitoring its own adjusted cost base in Shares for Canadian federal income tax purposes, as certain averaging and other rules may apply and such calculations may depend on the cost of other Shares held by the Shareholder and other factors.
Withdrawal of Shares
Shares purchased under the Dividend Reinvestment Component and held under the Plan by the Plan Agent for the account of Participants other than a Depository will be registered in the name of the Plan Agent or its nominee or in accounts designated by it for the account of Participants other than such Depository. A DRS Advice evidencing book-entry registered ownership of such Shares, or a certificate for such Shares, will only be issued to the Participant if the Plan or the Participant's participation therein is terminated or if the Participant withdraws Shares from its account.
A Participant may, without terminating participation in the Plan, withdraw from its account under the Plan, and have a DRS Advice or Share certificate issued and registered in the Participant's name for, any number of whole Shares held for its account under the Plan by delivering to the Plan Agent a duly completed withdrawal portion of the voucher located on the statement of account issued by the Plan Agent. A withdrawal request form may also be obtained from the Plan Agent at the address below. The withdrawal of Shares and issuance of a DRS Advice or Share certificate will be completed within the Plan Agent's ordinary service standards, which is generally within three (3) weeks from the time the request is received. Any remaining Shares (including any residual fraction of a Share) will continue to be held by the Plan Agent for the Participant's account under the Plan.
Shares held under the Plan by the Plan Agent for the account of a Participant may not be sold, pledged or otherwise disposed of by the Participant while so held.
For Eligible Shareholders enrolled in the Dividend Reinvestment Component indirectly through a Depository, any new Shares issued under the Dividend Reinvestment Component will not be held under the Plan but instead credited through such Depository's system to the accounts of appropriate Depository Participants on behalf of such Eligible Shareholders.

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Termination of Participation
An Eligible Shareholder who is enrolled in the Plan directly as a Participant and wishes to terminate its participation in the Plan may do so voluntarily by delivering to the Plan Agent a duly completed termination portion of the voucher located on the statement of account issued by the Plan Agent. A termination request form may also be obtained from the Plan Agent at the address below. In addition, participation in the Plan will be terminated automatically following receipt by the Plan Agent of written notice of an individual Participant's death. The termination request will be processed within the Plan Agent's ordinary service standard, which is generally within three (3) weeks from the time the request is received.

A duly completed termination request (or notice of an individual Participant's death) must be received by the Plan Agent before 3:00 p.m. (Calgary time) on the fifth (5th) Business Day preceding a Dividend record date in order for the Participant's account to be closed and participation in the Plan by such Participant to be terminated prior to the Dividend payment date to which that record date relates. If a duly completed termination request (or notice of an individual Participant's death) is not received by the Plan Agent before 3:00 p.m. (Calgary time) on the fifth (5th) Business Day preceding a Dividend record date, then the Participant's account will not be closed and participation in the Plan by such Participant will not be terminated until after the Dividend payment date to which that record date relates.
An Eligible Shareholder who is enrolled in the Plan indirectly through a Depository or otherwise through its broker, investment dealer, financial institution or other nominee and wishes to terminate its participation in the Plan must contact the nominee who holds its Shares and provide appropriate instructions to do so. The nominee should be consulted to confirm what information or documentation may be required to give effect to the termination instructions, and to inquire about any applicable deadlines that the nominee may impose or be subject to under the policies of that nominee or a Depository's system.
In the event of termination of participation, a Participant (other than a Depository) or a deceased Participant's estate or legal representative, as applicable, will be issued a DRS Advice or Common Share certificate for the number of whole Shares held under the Plan by the Plan Agent in the Participant's account and payment for any residual fraction of a Share so held based on the last price per Share at which Dividends were reinvested under the Plan.
Change of Election
An Eligible Shareholder who is enrolled in the Plan directly as a Participant and wishes to change its election as between the Dividend Reinvestment Component and the Premium Dividend™ Component may do so by delivering to the Plan Agent a new, duly completed Enrollment Form reflecting the new election. A new Enrollment Form must be received by the Plan Agent before 3:00 p.m. (Calgary time) on the fifth (5th) Business Day preceding a Dividend record date in order for the new election to apply to the Dividend to which that record date relates. If a new Enrollment Form is not received by the Plan Agent before 3:00 p.m. (Calgary time) on the fifth (5th) Business Day preceding a Dividend record date, then the previous election will apply to the Dividend to which that record date relates and the new election will only become effective for purposes of subsequent Dividends.
An Eligible Shareholder who is enrolled in the Plan indirectly through a Depository or otherwise through its broker, investment dealer, financial institution or other nominee and wishes to change its election as between the Dividend Reinvestment Component and the Premium Dividend™ Component must contact such nominee who holds its Shares and provide appropriate instructions to do so. The nominee should be consulted to confirm what information or documentation may be required to give effect to the change of election instructions, and to inquire about any applicable deadlines that the nominee may impose or be subject to under the policies of that nominee or a Depository's system.
Adjustments
If Shares are distributed pursuant to a subdivision of Shares, the additional Shares received by the Plan Agent in respect of Shares held under the Plan by the Plan Agent for the account of Participants will be credited proportionately to the accounts of such Participants.

12

Shareholder Voting
Whole Shares held under the Plan by the Plan Agent for a Participant's account on the record date for a vote of Shareholders will be voted in accordance with the instructions of the Participant given on a form to be furnished to the Participant for this purpose. Shares for which instructions are not received will not be voted. No voting rights will attach to any fraction of a Share held for a Participant's account under the Plan.
Deemed Representations, Directions and Authorizations
Dividend Reinvestment Component
By enrolling in the Dividend Reinvestment Component, whether directly as a Participant or indirectly through a Depository or otherwise through a broker, investment dealer, financial institution or other nominee, a Shareholder shall be deemed to have: (i) represented and warranted to Baytex and the Plan Agent that it is an Eligible Shareholder with respect to participation in the Dividend Reinvestment Component; (ii) appointed the Plan Agent to receive from Baytex, and directed Baytex to credit the Plan Agent with, all Dividends (less any applicable withholding taxes) payable in respect of all Shares registered in the name of the Shareholder or held under the Plan for its account or, in the case of a Shareholder enrolled indirectly through a Depository or otherwise through a broker, investment dealer, financial institution or other nominee, that are enrolled (through a Depository or otherwise) on its behalf in the Dividend Reinvestment Component; and (iii) authorized and directed the Plan Agent to reinvest such Dividends (less any applicable withholding taxes) in new Shares, all in accordance with the provisions of the Dividend Reinvestment Component as set forth herein (which provisions include, without limitation, the purchase of new Shares at the Discounted Average Market Price or DRIP Market Price, as applicable, and the holding of such new Shares under the Plan or the crediting of such new Shares through a Depository) and otherwise upon and subject to the terms and conditions described herein.
Premium Dividend™ Component
By enrolling in the Premium Dividend™ Component, whether directly as a Participant or indirectly through CDS or otherwise through a broker, investment dealer, financial institution or other nominee, a Shareholder shall be deemed to have: (i) represented and warranted to Baytex, the Plan Agent and the Plan Broker that it is an Eligible Shareholder with respect to participation in the Premium Dividend™ Component; (ii) appointed the Plan Agent to receive from Baytex, and directed Baytex to credit the Plan Agent with, all Dividends (less any applicable withholding taxes) payable in respect of all Shares registered in the name of the Shareholder or held under the Plan for its account or, in the case of a Shareholder enrolled indirectly through CDS or otherwise through a broker, investment dealer, financial institution or other nominee, that are enrolled (through CDS or otherwise) on its behalf in the Premium Dividend™ Component; and (iii) authorized and directed the Plan Agent to reinvest such Dividends (less any applicable withholding taxes) in new Shares, all in accordance with the provisions of the Premium Dividend™ Component as set forth herein (which provisions include, without limitation, the purchase of new Shares at the 3% discount to the Average Market Price, the pre-sale of Shares through the Plan Broker and the delivery of new Shares to the Plan Broker in exchange for payment of the Premium Dividend™) and otherwise upon and subject to the terms and conditions described herein.

Responsibilities of Baytex, the Plan Agent and the Plan Broker
None of Baytex, the Plan Agent or the Plan Broker will be liable to any Shareholder, a Depository, any Depository Participant or any other nominee acting on behalf of a Shareholder in respect of the Plan for any act or for any omission to act in connection with the operation of the Plan including, without limitation, any claims or liability with respect to or arising out of:

a)
any failure by a Depository, a Depository Participant or any other nominee to enroll or not enroll in the Plan any Shareholder (or, as applicable, any Shares held on the Shareholder's behalf) in accordance with the Shareholder's instructions or to not otherwise act upon a Shareholder's instructions;

13

b)
the continued enrollment in the Plan of any Shareholder (or, as applicable, any Shares held on the Shareholder's behalf) until receipt of all necessary documentation as provided herein required to terminate participation in the Plan;

c)	the prices and times at which Shares are purchased under the Plan for the account of, or on behalf of, any Shareholder;

d)	any decision by Baytex to issue or not issue new equity through the Plan on any given Dividend payment date, or the amount of equity issued (if any);

e)	any decision to amend or terminate the Plan in accordance with the terms hereof;

f)	any default by the Plan Broker in delivering the Premium Dividend™ to the Plan Agent on any Dividend payment date;

g)	a prorating, for any reason, of the amount of equity and Shares available under the Plan in the circumstances described herein or otherwise;

h)
any determination made by Baytex or the Plan Agent regarding a Shareholder's eligibility to participate in the Plan or any component thereof, including the cancellation of a Shareholder's participation for failure to satisfy eligibility requirements; or

i)	any income taxes or other liabilities payable by a Shareholder in connection with their participation in the Plan.

None of Baytex, the Plan Agent or the Plan Broker can assure a Participant (or any beneficial owner of Shares for which a Participant may be acting) a profit or protect a Participant (or any such beneficial owner, as applicable) against a loss on Shares purchased under the Plan.
The Plan Agent retains the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Plan Agent, in its sole judgment, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering or anti-terrorist law, regulation or policy or any other law, regulation or policy to which the Plan Agent is now or hereafter becomes subject.
Amendment or Termination of the Plan
Baytex reserves the right to amend or terminate the Plan at any time, provided that no such action shall have retroactive effect prejudicial to Participants. Baytex will publicly announce any material amendments to or termination of the Plan. Generally, no notice will be given to Participants regarding any amendments to the Plan intended to cure, correct or rectify any ambiguities, defective or inconsistent provisions, errors, mistakes or omissions. Amendments to the Plan will be subject to the prior approval of the TSX and the NYSE.
In the event of termination of the Plan, Participants will be issued a DRS Advice or a Share certificate for the number of whole Shares held under the Plan by the Plan Agent in the Participant's account and payment for any remaining fraction of a Share so held based on the last price per Share at which Dividends were reinvested under the Plan. In the event that Baytex terminates the Plan, no investment will be made by the Plan Agent on the Dividend payment date immediately following the effective date of such termination, and any Dividends paid after the effective date of such termination that would, but for the termination, be reinvested under the Plan, will be remitted to the Participants.

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Withholding Taxes
The Plan is subject to any withholding obligations that Baytex may have with respect to taxes or other charges under applicable laws, and any amounts to be reinvested pursuant to the Plan shall be net of any amounts required to be withheld.
Interpretation
Any issues of interpretation arising in connection with the Plan or its application shall be conclusively determined by Baytex.
Governing Law
The Plan shall be governed by, and administered and construed in accordance with, the laws of the Province of Alberta and the federal laws of Canada applicable therein.
Notices and Inquiries
Any notices, documents (including a DRS Advice or a Share certificate) or payments required under the Plan to be given or delivered to Participants by Baytex or the Plan Agent shall be validly given or delivered if mailed to Participants at their respective addresses as recorded in the register of Shareholders maintained by or on behalf of Baytex or, in the case of a Depository, if given in accordance with custom and practice relating to such Depository's system.
Inquiries to the Plan Agent may be directed to:
Valiant Trust Company
310, 606 - 4th Street S.W.
Calgary, Alberta T2P 1T1

Attention: General Manager
Tel: 1-866-313-1872
Email: inquiries@valianttrust.com
Fax: (403) 233-2857

or by visiting:

www.valianttrust.com

Inquiries to Baytex may be directed to:

Baytex Energy Corp.
Suite 2800, Centennial Place, East Tower
520 - 3rd Avenue S.W.
Calgary, Alberta T2P 0R3

Attention: Investor Relations
Tel: 1-800-524-5521
Email: investor@baytexenergy.

or by visiting:

www.baytexenergy.com

15

Effective Date
The effective date of the Plan is June 15, 2015.

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INCOME TAX CONSIDERATIONS RELATING TO THE PLAN

The following summary of tax consequences is of a general nature only and is not intended, nor should be construed to be, legal or tax advice to any particular Plan Participant. It is the responsibility of Plan Participants to consult their own tax advisors with respect to the tax consequences of participating in the Plan, including those tax considerations applicable in their country of residence.

Canadian Federal Income Tax Considerations
The following is a summary of principal Canadian federal income tax considerations generally applicable to Shareholders who participate in the Plan. This summary is of a general nature only, is not exhaustive of all possible tax considerations and is not intended to be legal or tax advice to any particular Shareholder.
This summary is provided by and on behalf of Baytex and not the Plan Agent or the Plan Broker. Shareholders are urged to consult their own tax advisors as to their particular circumstances and tax position.
This summary is based on the provisions of the Income Tax Act (Canada) (the "Tax Act") and the regulations thereunder (the "Regulations"), all specific proposals to amend the Tax Act and the Regulations publicly announced by or on behalf of the Minister of Finance (Canada), and Baytex's understanding of the administrative and assessing practices of the Canada Revenue Agency (the "CRA"), all as of the effective date of the Plan. This summary does not otherwise take into account or anticipate any changes in law or the administrative or assessing practices of the CRA, nor does it take into account any provincial or territorial laws of Canada or the tax laws of any other country. There can be no assurance that any proposed amendments will be enacted in the form publicly announced or at all.
This summary assumes that all Shares held by a Shareholder who participates in the Plan (a "Participating Shareholder"), including Shares purchased pursuant to the Dividend Reinvestment Component or Premium Dividend™ Component, are held by the Participating Shareholder as capital property for the purposes of the Tax Act. The Shares will generally be considered to be capital property to a Participating Shareholder provided that such Participating Shareholder does not hold or use such Shares in the course of carrying on a business in which the Participating Shareholder buys or sell securities, and the Participating Shareholder did not acquire such Shares in one or more transactions considered to be an adventure or concern in the nature of trade. Certain Participating Shareholders who might not otherwise be considered to hold their Shares as capital property may, in certain circumstances, be entitled to have their Shares and any other "Canadian security" (as defined in the Tax Act) treated as capital property by making the irrevocable election permitted by subsection 39(4) of the Tax Act. (a "39(4) Capital Election").  A Participating Shareholder contemplating making a 39(4) Capital Election should first consult its own tax advisors.  Further, a Participating Shareholder who does not make a 39(4) Capital Election, or who is unable to make a 39(4) Capital Election, should consult its own tax advisors with respect to whether the Shares acquired, and disposed of, pursuant to the Premium Dividend™ Component constitute capital property to such Shareholder. The tax considerations applicable to a Shareholder who does not hold such Shares as capital property will be different than those described herein. Participating Shareholders are advised to carefully review annual tax slip(s) received in respect of their Shares enrolled in the Plan to ensure consistency with the Participant Shareholder's tax treatment under the Tax Act.
This summary is not applicable to a Participating Shareholder: (i) that is a "financial institution" (as defined in the Tax Act) for the purposes of the "mark-to-market" rules; (ii) an interest in which would be a "tax shelter investment" (as defined in the Tax Act); (iii) that is a "specified financial institution" (as defined in the Tax Act); (iv) that is a partnership; (v) that is a taxpayer whose "functional currency" for purposes of the Tax Act is the currency of a country other than Canada; (vi) that has acquired shares upon the exercise of an employee stock option that was issued by a corporation that was a Canadian controlled private corporation; or (vii) that has entered or will enter into, in respect of a Share, a "synthetic disposition agreement" or a "derivative forward agreement", both as defined in the Tax Act.
Canadian Participants
This summary applies only to Participating Shareholders who, at all relevant times and for the purposes of the Tax Act, are or are deemed to be resident in Canada for the purposes of the Tax Act (each, a "Canadian Participant").

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The reinvestment of Dividends, or the receipt of Premium Dividends™, under the terms of the Plan does not relieve a Canadian Participant from any liability for income taxes that may otherwise be payable on such amounts. In this regard, a Canadian Participant who participates in the Dividend Reinvestment Component or Premium Dividend™ Component will be treated, for tax purposes, as having received, on each Dividend payment date, a taxable dividend equal to the amount of the Dividend payable on such date, which Dividend will be subject to the same tax treatment accorded to taxable dividends received by the Canadian Participant from a taxable Canadian corporation. For example, if the Canadian Participant is an individual, Dividends will be subject to the gross-up and dividend tax credit rules contained in the Tax Act. If the Canadian Participant is a corporation, the Dividend will be included in income and will generally be deductible in computing income, except that a refundable tax will apply to the amount of any Dividend received by a "private corporation" or a "subject corporation" (both as defined in the Tax Act). The fact that a Dividend is reinvested pursuant to the Dividend Reinvestment Component or Premium Dividend™ Component will not affect the status of a Dividend that is an "eligible dividend" for the purposes of the Tax Act.
A Canadian Participant's reinvestment of Dividends pursuant to the Dividend Reinvestment Component or Premium Dividend™ Component, in such number of newly-issued Shares as is equal to the aggregate amount of the Dividend payable on each Dividend payment date divided by the then-applicable Discounted Average Market Price (in respect of the Dividend Reinvestment Component) or 97% (in respect of the Premium Dividend™ Component) of the corresponding Average Market Price, should not result in the Canadian Participant realizing a taxable benefit under the Tax Act.
Where Shares purchased pursuant to the Dividend Reinvestment Component or Premium Dividend™ Component are held as capital property by a Canadian Participant for the purposes of the Tax Act, the Canadian Participant will generally realize a capital gain (or sustain a capital loss) on the sale of the Shares, whether sold pursuant to the Premium Dividend™ Component or otherwise outside the Plan. The amount of such capital gain or capital loss will be equal to the amount by which the proceeds of disposition of the Shares are greater (or less) than the aggregate of the Canadian Participant's adjusted cost base of such Shares and any reasonable costs incurred by the Canadian Participant in connection with the sale.
For the purposes of determining the amount of any capital gain (or capital loss) which may result from the disposition of Shares held as capital property, the adjusted cost base of the Shares owned by a Canadian Participant at a particular time will be the average cost of all Shares owned by the Canadian Participant at that time, whether purchased through the Dividend Reinvestment Component or the Premium Dividend™ Component or otherwise purchased outside the Plan. Generally, a Canadian Participant's cost of a Share purchased pursuant to the Dividend Reinvestment Component will be equal to the Discounted Average Market Price of the Share for that Dividend payment date, or pursuant to the Premium Dividend™ Component will be equal to 97% of the Average Market Price of the Share for that Dividend payment date
Generally, one-half of any capital gain realized by a Canadian Participant in a taxation year on a disposition of Shares purchased pursuant to the Dividend Reinvestment Component or Premium Dividend™ Component must be included in the Canadian Participant's income for the year as a taxable capital gain. Subject to certain specific rules in the Tax Act, one-half of any capital loss realized by a Canadian Participant on a disposition of Shares in a taxation year will be an allowable capital loss which must be deducted from any taxable capital gains realized by the Canadian Participant in the year of disposition. Allowable capital losses for a taxation year in excess of taxable capital gains for that year generally may be carried back and deducted in any of the three (3) preceding taxation years or carried forward and deducted in any subsequent taxation year against net taxable capital gains realized in such years to the extent and under the circumstances set out in the Tax Act.
A Canadian Participant that is throughout the relevant taxation year a "Canadian-controlled private corporation" (as defined in the Tax Act) may be liable to pay a refundable tax of 6 2/3% on its "aggregate investment income" (as defined in the Tax Act) for the year which will include an amount in respect of taxable capital gains. If a Canadian Participant is a corporation, then the amount of any capital loss arising from a disposition or deemed disposition of such Shares may be reduced by the amount of dividends received or deemed to have been received by it on such shares to the extent and under circumstances prescribed by the Tax Act. Similar rules may apply where a corporation is a member of a partnership or a beneficiary of a trust that owns Shares, or where a partnership or trust of which a corporate Canadian Participant is a member or beneficiary is itself a member of a partnership or a beneficiary of a trust that owns Shares. Canadian Participants to whom these rules may be relevant should consult their own tax advisors.

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When a Canadian Participant's participation in the Plan is terminated by the Canadian Participant or Baytex or when the Plan is terminated by Baytex, the Canadian Participant may be entitled to receive a cash payment for any residual fraction of a Share held based on the prevailing market price per Share at which Dividends were reinvested under the Plan as described above under "Termination of Participation" and below under "Amendment, Suspension or Termination of the Plan". A deemed dividend may arise if the cash payment for a fractional Share exceeds the paid-up capital in respect of such fractional Share and a capital gain (or capital loss) may also be realized in certain circumstances. A deemed dividend is treated in the manner described above in respect of dividends.

Dividends received and capital gains realized by a Canadian Participant who is an individual (including certain trusts) may give rise to alternative minimum tax under the Tax Act.
Where a Canadian Participant has not made the irrevocable election permitted under subsection 39(4) of the Tax Act to treat their Shares and any other "Canadian security" (as defined in the Tax Act) as capital property, the CRA may take the position that any Shares purchased and sold by the Canadian Participant pursuant to the Premium Dividend™ Component are not capital property to the Canadian Participant, such that the tax consequences of the Canadian Participant's sale of Shares pursuant to the Premium Dividend™ Component may differ from the consequences described above.
Non-Resident Participant
This portion of the summary is applicable to Participating Shareholders who, at all relevant times and for the purposes of the Tax Act, are not and are not deemed to be residents of Canada (each, a "Non-Resident Participant").
Any Dividends paid or credited in respect of a Non-Resident Participant's Shares will be subject to a non-resident withholding tax for Canadian income tax purposes. Under the Tax Act, the rate of non-resident withholding tax on dividends is 25%. However, this rate may be subject to reduction under the provisions of any income tax treaty between Canada and the country in which the Non-Resident Participant is resident. For example, under the provisions of the Canada – United States Income Tax Convention, 1980 (the "Treaty"), where a Non-Resident Participant is a resident of the United States, is fully entitled to the benefits of the Treaty, and does not maintain a "permanent establishment" or "fixed base" (each within the meaning of the Treaty) in Canada to which the Non-Resident Participant's Shares are attributable, the rate of Canadian withholding tax will generally be reduced to 15% of the Dividend.
Any Dividends reinvested pursuant to the Dividend Reinvestment Component will first be reduced by an amount equal to the Non-Resident Participant's Canadian withholding tax obligation prior to reinvestment.
A Non-Resident Participant will not be subject to Canadian income tax under the Tax Act on any capital gains realized on the disposition of Shares acquired pursuant to the Dividend Reinvestment Component unless such Shares constitute "taxable Canadian property" (as defined by the Tax Act) to the Non-Resident Participant. So long as the Shares are listed on a "designated stock exchange" (as defined in the Tax Act and which currently includes the TSX) at the time of sale, Shares acquired by a Non-Resident Participant pursuant to the Dividend Reinvestment Component will not be taxable Canadian property to the Non-Resident Participant unless:

a)
at any time during the 60-month period immediately preceding the disposition, the Non-Resident Participant and/or persons with whom the Non-Resident Participant did not deal at arm's length, held 25% or more of the issued shares of any class of Baytex's capital stock; or

b)	the Shares are used by the Non-Resident Participant in carrying on business in Canada.
Where Shares represent taxable Canadian property to a Non-Resident Participant, any capital gains realized on the sale or deemed disposition of the Shares will be subject to taxation in Canada, except as otherwise provided in any tax treaty between Canada and the country in which the Non-Resident Participant is resident.

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Material United States Federal Income Tax Considerations
The following summary describes certain United States federal income tax consequences which may be applicable to a U.S. Holder of Shares. As used in this section, a "U.S. Holder" means a holder of Shares who or that is for United States federal income tax purposes (i) a citizen or resident of the United States, (ii) a corporation or other entity taxable as a corporation organized under the laws of the United States or any political subdivision thereof (including the States of the United States and the District of Columbia), (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, (iv) a Corporation (1) the administration of which is subject to the primary supervision of a court within the United States and one or more United States persons has the authority to control all substantial decisions of the Corporation or (2) that has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person, or (v) any other person that is subject to United States federal income tax on its worldwide income. A U.S. Holder who participates in the Plan will be referred to herein as a “U.S. Participant.”.

This summary is based upon certain provisions of existing United States federal income tax law, including the Code, administrative pronouncements, judicial decisions and Treasury Regulations, as in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. This summary assumes that each of the Shares is held as a capital asset as defined in Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"), in the hands of U.S. Holders at all relevant times. This summary does not discuss all aspects of United States federal income taxation that may be applicable to a U.S. Holder of Shares, nor does it address any aspects of foreign, state or local taxation. Furthermore, this summary does not discuss all the tax consequences that may be relevant to a U.S. Holder in light of such holder’s particular circumstances, nor to U.S. Holders subject to special rules, including certain financial institutions, regulated investment companies, insurance companies, dealers and traders in securities, tax-exempt organizations, persons who hold Shares as part of a position in a "straddle" or "appreciated financial position" or as part of a "hedging" or "conversion" transaction, persons that own or have owned, actually or constructively, 10% or more of the Shares, persons who acquired their Shares through the exercise or cancellation of employee stock options or otherwise as compensation for services, and U.S. Holders whose functional currency is not the U.S. dollar. The discussion below does not address the effect of any state, local or foreign tax law on a U.S. Participant. There can be no assurance that the United States Internal Revenue Service (the "IRS") will take a similar view as to any of the tax consequences described in this summary.

If an entity treated as a partnership for U.S. federal income tax purposes owns the Shares, the U.S. federal income tax treatment of a partner in such a partnership will generally depend upon the status of the partner and the activities of the partnership. The partners in a partnership which owns Shares should consult their tax advisors about the U.S. federal income tax consequences of acquiring, holding and disposing of Shares.

The following discussion is for general information only and is not intended to be, nor should it be construed to be, legal or tax advice to any holder or prospective holder of Shares and no opinion or representation with respect to the United States federal income tax consequences to any such holder or prospective holder is made. U.S. Holders of Shares are urged to consult their tax advisors with respect to the United States federal, state and local tax consequences, the foreign tax consequences and the non-tax consequences of the acquisition, ownership and disposition of Shares.
Amount Includable in Income
The following discussion is applicable except to the extent that the "PFIC" rules (discussed below) apply and provide otherwise.

For United States federal income tax purposes, a U.S. Participant will be treated as receiving a dividend equal to the sum of (i) either (x) if the Corporation issues Shares to the Plan Agent out of its treasury, the fair market value as of the dividend payment date of Shares acquired pursuant to the Plan or (y) if the Plan Agent acquires Shares in the open market, the cash received and applied to the purchase of Shares plus the amount of brokerage fees paid by the Corporation with respect to such acquisition, and (ii) any Canadian taxes which the Corporation withholds with respect to the

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dividend. For purposes of this paragraph, the "fair market value" of Shares will generally be the average of the high and low sales prices of the Shares for that date, as reported by the exchange on which the Shares are principally traded.

A U.S. Holder who does not participate in the Plan, and who continues to receive cash dividends on the Shares, will be treated as receiving a dividend equal to the sum of (i) the amount of cash received, and (ii) any Canadian taxes which the Corporation withholds with respect to the dividend on such Shares. In either case, the dividend will be includable in the U.S. Holder’s income as a taxable dividend to the extent of the Corporation’s then-current and accumulated earnings and profits as determined for United States federal income tax purposes. Any such dividends generally may qualify for the reduced United States federal income tax rates (currently at 20%) applicable to "qualified dividend income" if (a) the Corporation is eligible for the benefits of the Canada-U.S. Treaty or the Shares are readily tradable on an established securities market in the United States, (b) the Corporation is not a PFIC, as defined below, for the taxable year in which the dividend is paid or the preceding taxable year, as discussed below, (c) the U.S. Holder is an individual, estate, or Corporation that satisfies certain holding period requirements with respect to the Shares, and (d) the U.S. Holder does not treat the dividend as "investment income" for purposes of the investment interest deduction rules of the U.S. Internal Revenue Code.

The dividends on the Shares will not be eligible for the dividends received deduction, which is generally allowed to United States corporate shareholders on dividends received from a related domestic corporation. Any portion of a dividend in excess of the Corporation’s earnings and profits will first be treated as a tax-free return of capital to the extent of the U.S. Holder’s tax basis in its Shares and will be applied against and reduce that basis on a dollar-for-dollar basis (thereby increasing the amount of gain and decreasing the amount of loss recognized on a subsequent disposition of Shares). To the extent that the dividend exceeds the U.S. Holder’s tax basis, the excess will constitute gain from a sale or exchange of the Shares (as discussed below).

In respect of Shares that were credited to the U.S. Participant’s account pursuant to the Plan, a U.S. Participant will not realize any taxable income in connection with a withdrawal from or termination of the Plan.

A U.S. Holder of Shares will generally recognize gain or loss upon the sale or exchange of the Shares equal to the difference (if any) between the amount the U.S. Holder’s realizes on the sale or exchange of the Shares and its adjusted tax basis in the Shares. Any gain or loss will be capital gain or loss and will be long-term capital gain or loss (currently subject to 20% rate) if the U.S. Holder’s holding period for the Shares is more than one year at the time of the sale or exchange. U.S. Holders should consult their own tax advisors with respect to the tax treatment of the receipt of certificates.

In addition to the income taxes described above, U.S. Holders of Shares that are individuals, estates or trusts and whose income exceeds certain thresholds will be subject to a 3.8% Medicare contribution tax on net investment income, which includes dividends and capital gains. This tax is in addition to any capital gains taxes due on such investment income.
Foreign Currency Gains
Taxable cash dividends with respect to the Shares that are paid in Canadian dollars will be included in the gross income of a U.S. Holder as translated into U.S. dollars calculated by reference to the exchange rate in effect on the day the dividend is received by the participant regardless of whether the Canadian dollars are converted into U.S. dollars at that time. A U.S. Holder who receives a payment in Canadian dollars and converts Canadian dollars into U.S. dollars at a conversion rate other than the rate in effect on the day of the dividend may have a foreign currency exchange gain or loss that would be treated as United States source ordinary income or loss. U.S. Holders are urged to consult their own tax advisors concerning the United States tax consequences of acquiring, holding and disposing of Canadian dollars.

In the case of a cash basis U.S. Holder who receives Canadian dollars, or another foreign currency, in connection with a sale, exchange or other disposition of our Shares, the amount realized will be based on the U.S. dollar value of the foreign currency received with respect to the Shares as determined on the settlement date of the sale or exchange. An

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accrual basis U.S. Holder may elect the same treatment required of cash basis taxpayers with respect to a sale or exchange of Shares, provided that the election is applied consistently from year to year. This election may not be changed without the consent of the IRS. If an accrual basis U.S. Holder does not elect to be treated as a cash basis taxpayer, that U.S. Holder may have a foreign currency gain or loss for United States federal income tax purposes because of differences between the U.S. dollar value of the currency received prevailing on the date of the sale or exchange of the Shares and the date of payment. This currency gain or loss would be treated as ordinary income or loss and would be in addition to gain or loss, if any, recognized by that U.S. Holder on the sale, exchange or other disposition of the Shares.
Basis and Holding Period
A U.S. Holder’s tax basis for Shares received pursuant to the Plan will equal the amount treated as a dividend (not including any Canadian tax withheld) or the amount paid (including brokerage commissions, if applicable) to acquire the Shares in the open market. A U.S. Holder’s holding period for the Shares will begin on the day after the Shares are received or purchased by the Plan Agent for the U.S. Holder's account.
Passive Foreign Investment Company Status
As stated above, the United States federal income tax consequences for a U.S. Holder will depend to a significant extent on whether the Corporation is a passive foreign investment company ("PFIC") at any time during the U.S. Holder’s holding period of our Shares.

For United States federal income tax purposes, a foreign corporation is classified as a PFIC for each taxable year in which either:

     (a)    at least 75% of its gross income is "passive" income (referred to as the "income test"); or

(b)    at least 50% of the average value of its assets is attributable to assets that produce passive income or are held for the production of passive income (referred to as the "asset test").

For purposes of the income test and the asset test, if a foreign corporation owns directly or indirectly at least 25% (by value) of the stock of another corporation, that foreign corporation will be treated as if it held its proportionate share of the assets of the other corporation and received directly its proportionate share of the income of that other corporation. Also, for purposes of the income test and the asset test, passive income does not include any income that is interest, dividend, rent or royalty, which is received or accrued from a related person to the extent that amount is properly allocable to the income of the related person that is not passive income. For these purposes, a person is “related” with respect to a foreign corporation if that person controls the foreign corporation or is controlled by the foreign corporation or by the same persons that control the foreign corporation. For these purposes, “control” means ownership, directly or indirectly, of stock possessing more than 50% of the total voting power of all classes of stock entitled to vote or of the total value of stock of a corporation.

Passive income also includes the excess of gains over losses from some commodities transactions, including some transactions involving oil and gas. Net gains from commodities transactions is not included in the definition of passive income if they are active business gains or losses from the sale of commodities. However, this exception will only apply if substantially all of the corporation’s commodities are stock in trade or inventory of the corporation, property used in the trade or business of the corporation, or supplies used in the ordinary course of a trade or business of the corporation.

Under these rules and definitions, the Corporation believes that: (i) the Corporation was not a PFIC in 2014; and (ii) neither the Corporation nor its subsidiaries will be a PFIC in 2015 or subsequent years. However, because PFIC status is fundamentally factual in nature, it generally cannot be determined until the close of the taxable year in question and is determined annually. Consequently, the Corporation can provide no assurance that it will not be a PFIC for either the current taxable year or for any subsequent taxable year. U.S. Holders are urged to consult their own tax advisors regarding our possible classification as a PFIC and the consequences if that classification were to occur.

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If the Corporation was not a PFIC at any time during the U.S. Holder’s holding period of our Shares, the United States federal income tax consequences to the participant will generally be as described above.
Tax Consequences if the Corporation Is or Has Been a PFIC During the Holding Period
If the Corporation were treated as a PFIC, a U.S. Holder that does not make the "mark-to-market" election described below would be subject to additional tax as well as certain interest charges in respect of the deferral of tax for the period during which it held his Shares. Any such additional tax and interest charges would not be applicable until the disposition of the Shares or the receipt of certain cash dividends. In addition, among other tax consequences, gain realized on the disposition of such Shares would not be treated as capital gain, and, contrary to the generally applicable rule, the tax basis of the Shares held by a United States individual would not be stepped up to fair market value upon his death.

The PFIC rules enable a United States person who holds "marketable stock" of a PFIC to avoid the imposition of the additional tax and interest rules described above by making a mark-to-market election in the first year of such United States person’s holding period with respect to the stock in which the Corporation is a PFIC.The Shares should be considered “marketable stock” if they trade at least 15 days during each calendar quarter of the relevant calendar year in more than de minimis quantities. If a mark to market election is made, a U.S. Holder would generally include in income any excess of the fair market value of the Shares at the close of each tax year over its adjusted basis in the Shares. If the fair market value of the Shares had depreciated below the U.S. Holder’s adjusted basis at the close of the tax year, the U.S. Holder may generally deduct the excess of the adjusted basis of the Shares over its fair market value at that time. However, such deductions generally would be limited to the net mark to market gains, if any, that the U.S. Holder included in income with respect to such Shares in prior years. Income recognized and deductions allowed under the mark to market provisions, as well as any gain or loss on the disposition of Shares with respect to which the mark to market election is made, is treated as ordinary income or loss (except that loss is treated as capital loss to the extent the loss exceeds the net mark to market gains, if any, that a U.S. Holder included in income with respect to such Shares in prior years). However, gain or loss from the disposition of Shares (as to which a “mark-to-market” election was made) in a year in which the Corporation is no longer a PFIC, will be capital gain or loss..
Foreign Tax Credits
Regardless of whether the dividend to a U.S. Holder under the Plan is subject to tax under the PFIC rules or as described in "Amount Includable in Income", any tax withheld by Canadian taxing authorities with respect to the dividend may, subject to a number of complex limitations, be claimed as a foreign tax credit against a U.S. Holder’s United States federal income tax liability or may be claimed as a deduction for United States federal income tax purposes. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. Dividends generally will be "passive category income" or "general category income" for purposes of computing the foreign tax credit allowable to a U.S. Holder. Because of the complexity of those limitations, each U.S. Holder should consult its own tax advisor with respect to the amount of foreign taxes that may be claimed as a credit.
United States Information Reporting and Backup Withholding
Dividends on the Shares paid within the United States or through some United States-related financial intermediaries are subject to information reporting and may be subject to backup withholding, currently at a 28% rate, unless the holder is a corporation or other exempt recipient or provides a taxpayer identification number and certifies that no loss of exemption from backup withholding has occurred. Information reporting requirements and backup withholding may also apply to the cash proceeds of a sale of the Shares.

Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules may be credited against a U.S. Holder’s United States tax liability, and a participant may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS.

U.S. individuals (and, under proposed regulations, certain entities) that hold certain specified foreign financial assets, including debt or stock in a foreign corporation, with values in excess of certain thresholds are required to file with

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their U.S. federal income tax return Form 8938, on which information about the assets, including their value, is provided. Taxpayers who fail to file the form when required are subject to penalties. An exemption from reporting applies to foreign assets held through certain financial institutions. U.S. Holders are encouraged to consult with their own tax advisors regarding the possible application of this disclosure requirement to their investment in our Shares.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

We are an Alberta corporation whose principal office is located in Calgary, Alberta. The enforcement by investors of civil liabilities under the United States securities laws may be affected adversely by the fact that we are incorporated under the laws of Canada, that some of our officers and directors may be residents of Canada, that some or all of the experts named in this prospectus may be residents of Canada and that all or a substantial portion of the assets of such persons and of our Corporation may be located outside of the United States. As a result, it may be difficult for United States investors to effect service of process within the United States upon us and upon those directors, officers or experts who are not residents of the United States or to realize in the United States upon judgments of courts of the United States, predicated upon civil liability of such persons under United States federal securities law or the securities law of any state of the United States.

We have been advised by Burnet, Duckworth & Palmer LLP that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon United States federal securities laws.

We have appointed Baytex Energy USA, Inc., 2300, 1200 Smith Street, Houston, TX 77002, as our agent in the United States upon which service of process against us may be made in any action based on this prospectus.

DESCRIPTION OF SHARES TO BE REGISTERED

The Shares to be offered by this prospectus will be offered to our Shareholders pursuant to participation in the Plan. The Shares are currently listed on the TSX and the NYSE.

We are authorized to issue an unlimited number of Shares and 10,000,000 preferred shares.

Holders of our Shares are entitled to notice of, to attend and to one vote per share held at any meeting of our Shareholders (other than meetings of a class or series of our shares other than the Shares as such).

Holders of our Shares will be entitled to receive dividends as and when declared by our board of directors on the Shares as a class, subject to prior satisfaction of all preferential rights to dividends attached to shares of other classes of our shares ranking in priority to the Shares in respect of dividends.

Holders of our Shares will be entitled in the event of any liquidation, dissolution or winding-up of us, whether voluntary or involuntary, or any other distribution of our assets among our Shareholders for the purpose of winding-up our affairs, and subject to prior satisfaction of all preferential rights to return of capital on dissolution attached to all shares of other classes of our shares ranking in priority to the Shares in respect of return of capital on dissolution, to share ratably, together with the holders of shares of any other class of our shares ranking equally with our Shares in respect of return of capital on dissolution, in such of our assets as are available for distribution.

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MARKET PRICE INFORMATION

Our Shares are listed and posted for trading on the TSX and the NYSE under the trading symbol "BTE". Our Shares commenced trading on the TSX on January 7, 2011 and on the NYSE on January 3, 2011. The following table sets forth certain trading information for the Shares in Canada and the United States for the periods indicated.

	Canada Composite Trading			United States Composite Trading
	Price Range			Price Range
	High ($)	Low ($)	Volume Traded	High (US$)	Low (US$)	Volume Traded

2011(1)	58.77	39.18	153,631,553	61.96	36.89	79,445,292
2012	59.40	38.54	153,598,017	59.50	37.40	56,366,309
2013	47.61	36.37	154,850,873	47.47	34.71	43,934,391
2014	50.16	14.56	439,977,152	46.46	12.62	107,631,897

2014
January	42.50	39.18	13,653,728	39.42	35.51	4,269,728
February	41.77	38.80	37,415,630	37.81	35.30	5,612,392
March	45.66	40.43	27,338,266	41.32	36.48	3,495,175
April	46.72	44.67	22,358,463	42.39	40.69	3,356,366
May	46.72	44.29	27,431,424	42.96	40.72	2,728,728
June	50.16	45.29	29,244,890	46.30	41.69	3,976,673
July	49.50	45.80	18,616,193	46.46	42.56	3,430,220
August	48.78	44.33	22,406,478	44.79	40.56	5,862,358
September	48.49	41.73	25,566,432	44.50	37.54	8,216,443
October	42.90	32.87	51,883,470	38.35	29.03	15,325,187
November	34.54	23.10	61,955,126	30.61	21.63	16,838,774
December	23.88	14.56	102,107,052	20.96	12.62	34,519,853

2015
January	20.38	16.03	57,691,944	17.14	13.41	18,344,670
February	24.88	20.12	49,246,857	19.99	16.06	19,098,664
March	20.41	16.77	97,267,450	16.29	13.14	30,054,587
April	24.10	19.85	61,582,687	19.92	15.71	18,894,424
May	24.14	19.67	41,802,010	20.10	16.19	14,028,649
June (to June 11)	22.01	20.81	14,428,063	17.97	16.65	4,958,159

Note:

(1)
The trading data for Canada Composite Trading is for the period from January 7 to December 31, 2011. The trading data for United States Composite Trading is for the period from January 3 to December 31, 2011.

EXPENSES

Our registration statement, as originally filed on January 25, 2011, provided an estimate of the fees and expenses payable by us in connection with the registration of the Shares being offered.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and, in accordance with the Exchange Act, we also file reports with and furnish other information to the SEC. Under the multi-jurisdictional disclosure system adopted by the United States, these reports and other information (including financial information) may be prepared, in part, in

25

accordance with the disclosure requirements of Canada, which differ from those in the United States. You may read any document we furnish to the SEC at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the same documents from the public reference room of the SEC at 100 F Street, N.E., Washington D.C. 20549 by paying a fee. Please call the SEC at 1-800-SEC-0330 or contact them at www.sec.gov for further information on the public reference rooms. The SEC also maintains a website (www.sec.gov) that makes available reports and other information that we file electronically with it, including the registration statement that we have filed with respect to this offering.

Copies of reports, statements and other information that we file with the Canadian provincial securities regulatory authorities are electronically available through the SEDAR website at www.sedar.com.

We have filed under the Securities Act a registration statement on Form F-3 relating to our Plan. This prospectus forms a part of the registration statement. This prospectus does not contain all of the information included in the registration statement, certain portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and our Shares, you are encouraged to refer to the registration statement and the exhibits that are incorporated by reference into it. Statements contained in this prospectus describing provisions of the Plan are not necessarily complete, and in each instance reference is made to the copy of the Plan which is included as an exhibit to the registration statement, and each such statement in this prospectus is qualified in all respects by such reference.

INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Corporation pursuant to the applicable provisions of the ABCA and our bylaws, the Corporation has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

LEGAL MATTERS

The validity of the securities offered by this prospectus has been passed upon for us by our Canadian counsel, Burnet, Duckworth & Palmer LLP. Burnet, Duckworth & Palmer LLP have, in addition, reviewed the statements made herein as to matters of Canadian tax law and as to the enforceability in Canada of liabilities under the federal securities laws of the United States. The statements made in this prospectus as to matters of United States tax law have been reviewed for us by Carter Ledyard & Milburn LLP, New York, New York.

EXPERTS

The financial statements of Baytex as at December 31, 2014 and 2013, and for the years then ended, incorporated in this Prospectus by reference from the Annual Report on Form 40-F, and the effectiveness of Baytex’s internal control over financial reporting have been audited by Deloitte LLP, independent registered chartered accountants, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

BDO Audit (WA) Pty Ltd., the former external auditor of Aurora, has confirmed that they are independent of Aurora in accordance with Canadian Auditing Standards as adopted by the Canadian Auditing and Assurance Standards Board.

Information relating to our reserves and contingent resources in our Annual Information Form dated March 9, 2015 included in the Annual Report on Form 40-F, which is incorporated by reference into this prospectus, was calculated based on evaluations of and reports on our petroleum and natural gas reserves and contingent resources conducted and prepared by Sproule Unconventional Limited, Ryder Scott Company, L.P. or McDaniel & Associates Consultants Ltd., our independent qualified reserves evaluators.

As of the date hereof, none of the designated professionals of Sproule Unconventional Limited, Ryder Scott Company, L.P. or McDaniel & Associates Consultants Ltd. have any registered or beneficial interests, direct or indirect, in any of our securities or other property or of our associates or affiliates either at the time they prepared a report, valuation, statement or opinion prepared by it, at any time thereafter or to be received by them.

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SELECTED ABBREVIATIONS AND DEFINITIONS

All dollar amounts in this Prospectus are expressed in Canadian dollars, except where otherwise indicated. References to "$" or "CDN$" are to Canadian dollars and references to "US$" are to United States dollars.

In this Prospectus, the following terms shall have the following meanings:

"ABCA" means the Business Corporations Act (Alberta), R.S.A. 2000, c. B-9, as amended, including the regulations promulgated thereunder.
"Average Market Price" means in respect of a particular Dividend payment date, means:

(i)
for the purposes of the Premium Dividend™ Component and in respect of Participants in the Dividend Reinvestment Component who are resident in Canada or any jurisdiction other than the United States, the arithmetic average (calculated by the Plan Broker to six decimal places) of the daily volume weighted average trading prices of the Shares on the TSX (after taking into account any trading reversals or adjustments, corrections or similar changes with respect to the Shares) for the trading days on which at least one board lot of Shares is traded on the TSX during the corresponding Pricing Period; and

(ii)
in respect of Participants in the Dividend Reinvestment Component who are resident in the United States, the arithmetic average (calculated by Baytex to six decimal places) of the daily volume weighted average trading prices of the Shares on the NYSE (after taking into account any trading reversals or adjustments, corrections or similar changes with respect to the Shares) for the trading days on which at least one board lot of Shares is traded on the NYSE during the corresponding Pricing Period, in each case subject to such adjustments as Baytex may, in its sole discretion, determine to be appropriate to account for (A) a change in the aggregate number of Shares outstanding into a greater or lesser number of Shares, (B) a reclassification of the Shares, or (C) a merger, reorganization or other transaction affecting the Shares.
"Canadian Participant" means Plan Participants who, at all relevant times and for the purposes of the Tax Act, are or are deemed to be residents of Canada.
"Canada-U.S. Treaty" means the Canada-United States Income Tax Convention, 1980, as amended.
"CDS" means the Canadian Depositary for Securities which acts as a nominee for many Canadian brokerage firms.
“CDS Participants” refers to brokers, investment dealers, financial institutions or other nominees in their capacity as participants in the CDS depository service, who hold Shares registered in the name of CDS on behalf of eligible beneficial owners of Shares and who are acting on behalf of such beneficial owners in respect of the Plan.
"Code" means the Internal Revenue Code of 1986, as amended.
"Corporation" means Baytex Energy Corp., a corporation formed pursuant to the laws of Alberta and, unless the context otherwise requires, includes its subsidiaries.
"Depository" means, with respect to the Premium Dividend™ Component, CDS, and with respect to the Dividend Reinvestment Component, CDS and DTC.
"Depository Participants" refers to brokers, investment dealers, financial institutions or other nominees in their capacity as participants in the CDS or DTC depository service, as applicable, who hold Shares registered in the name of CDS or DTC, as applicable, on behalf of eligible beneficial owners of Shares and who are acting on behalf of such beneficial owners in respect of the Plan.
"Discounted Average Market Price" means, on a Dividend payment date, the Average Market Price applicable to such Dividend payment date less the applicable Dividend Reinvestment Discount.
"Dividend Reinvestment Discount" refers to the percentage discount to the Average Market Price at which Dividends may be reinvested under the Dividend Reinvestment Component, such discount not to exceed 3% (and which, for greater certainty, may be zero), as set by Baytex from time to time.

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"DRIP Market Purchase Price" means, for the purposes of Shares purchased by or on behalf of Baytex through the facilities of an Exchange for the Dividend Reinvestment Component only, the average of the actual price paid (excluding brokerage commissions, fees and transactions costs) per Common Share by or on behalf of Baytex on the applicable Exchange during the ten (10) Business Days following the Dividend payment date, calculated by Baytex to six decimal places.
“"DRS Advice" means a direct registration system advice or similar document evidencing the electronic registration of ownership of Shares.
"DTC" means The Depository Trust Company which acts as a nominee for many United States brokerage firms.
"Enrollment Form" refers to the Reinvestment Enrollment – Participant Declaration Form (or similar enrollment form) established by Baytex and the Plan Agent from time to time for the purpose of enrolling eligible registered holders of Shares (other than a Depository) in the Plan.
"Exchange" means the TSX, NYSE or other Marketplace.
"Exchange Act" means the United States Securities Exchange Act of 1934, as amended.
"IRS" means the United States Internal Revenue Service.
"Market Purchase" means a purchase by the Plan from the open market.
"Market Purchase Shares" means Shares acquired by the Plan through the open market.
"Non-Resident Participant" means Plan Participants who, at all relevant times and for the purposes of the Tax Act, are not and are not deemed to be residents of Canada.
"NYSE" means the New York Stock Exchange.
"Participants" refers to registered holders of Shares who, on the applicable record date for a Dividend, are Eligible Shareholders and are duly enrolled in the Plan; provided, however, that a Depository and brokers, investment dealers, financial institutions or other nominees, as the case may be, shall be Participants only to the extent that the Depository or such nominees, respectively, have enrolled in the Plan on behalf of Shareholders who are Eligible Shareholders.
"PFIC" means a passive foreign investment company.
"Plan" means the Amended and Restated Premium DividendTM and Dividend Reinvestment Plan established by the Corporation effective June 15, 2015.
"Plan Agent" means Valiant Trust Company, or such other party as is appointed by Baytex from time to time to act as "Plan Agent" under the Plan.
"Plan Broker" refers to Canaccord Genuity Corp., or such other qualified investment dealer as is designated by Baytex from time to time to act as "Plan Broker" under the Plan.
"Plan Participant" means registered or beneficial holders of at least one Common Share who, on the applicable record date for a cash dividend, are eligible to participate in the Plan and have elected to do so in accordance with the terms of the Plan.
"Plan Shares" means the Shares purchased or held by the Plan Agent.
"Protocol" means the Canada-United States Protocol signed on September 21, 2007, as amended.
"Registrant" means Baytex Energy Corp., a corporation formed pursuant to the laws of Alberta and, unless the context otherwise requires, includes its subsidiaries.
"SEC" or the "Commission" means the United States Securities and Exchange Commission.
"Securities Act" or the "Securities Act of 1933" means the United States Securities Act of 1933, as amended.
"Shareholders" means the holders from time to time of the Shares.

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"Shares" means the common shares of the Corporation.
"subsidiary" has the meaning ascribed thereto in the Securities Act (Alberta) and, for greater certainty, includes all corporations, partnerships and trusts owned, controlled or directed, directly or indirectly, by the Corporation.
"Tax Act" means the Income Tax Act (Canada), R.S.C. 1985, c. 1 (5th Supp), as amended, including the regulations promulgated thereunder, as amended from time to time.
"Trading Period" means the period commencing on the second business day after the dividend record date and ending on the second business day immediately prior to the dividend payment date. Such period will not include more than 20 trading days and the last trading day of the period will be the second business day prior to the dividend payment date.
"Treasury Purchase" means a purchase by the Plan from the treasury of the Corporation.
"Treasury Purchase Shares" means Shares acquired by the Plan from the treasury of the Corporation.
"TSX" means the Toronto Stock Exchange.
"United States" or "U.S." means the United States, as defined in Rule 902(l) under Regulation S under the United States Securities Act of 1933, as amended.
"U.S. Holder" means a holder of Shares who or that is for United States federal income tax purposes (i) a citizen or resident of the United States, (ii) a corporation or other entity taxable as a corporation organized under the laws of the United States or any political subdivision thereof (including the States of the United States and the District of Columbia), (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, (iv) a trust (1) the administration of which is subject to the primary supervision of a court within the United States and one or more United States persons has the authority to control all substantial decisions of the trust or (2) that has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person, or (v) any other person that is subject to United States federal income tax on its worldwide income.
"U.S. Participant" means a U.S. Holder of Shares who participates in the Plan.
"we", "us" and "our" refer to the Corporation and its subsidiaries on a consolidated basis unless the context requires otherwise.
Words importing the singular number only include the plural, and vice versa, and words importing any gender include all genders.

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PART II

INFORMATION NOT REQUIRED TO BE DELIVERED
TO OFFEREES OR PURCHASERS

Item 8.     Indemnification of Directors and Officers

Article 5 of our By-Laws contain the following provisions with respect to the protection and indemnification of our directors and officers:

5.1        Limitation of Liability

No director or officer for the time being of Baytex shall be liable for the acts, receipts, neglects or defaults of any other director, officer or employee, or for joining in any receipt or act for conformity, or for any loss, damage or expense happening to Baytex through the insufficiency or deficiency of title to any property acquired by Baytex or for or on behalf of Baytex or for the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to Baytex shall be placed or invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person, firm or corporation, including any person, firm or corporation with whom or with which any moneys, securities or effects shall be lodged or deposited, or for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any moneys, securities or other assets of or belonging to Baytex or for any other loss, damage or misfortune whatsoever which may happen in the execution of the duties of his or her respective office or trust or in relation thereto unless the same shall happen by or through his or her failure to exercise the powers and to discharge the duties of his or her office honestly, in good faith and with a view to the best interests of Baytex and to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

5.2        Indemnity
Baytex hereby indemnifies, to the maximum extent permitted under the ABCA, each director and officer and each former director and officer, and may indemnify a person who acts or acted at Baytex's request as a director or officer of a body corporate of which Baytex is or was a shareholder or creditor, and their heirs and legal representatives, against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of Baytex or such body corporate.
5.3        Insurance
Baytex may purchase and maintain insurance for the benefit of any person against any liability incurred by him or her:

a)	in his or her capacity as a director or officer of Baytex, except where the liability relates to his or her failure to act honestly and in good faith with a view to the best interests of Baytex; or

b)	in his or her capacity as a director or officer of another body corporate where he or she acts or acted in that capacity at Baytex's request, except where the liability

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relates to his or her failure to act honestly and in good faith with a view to the best interests of the body corporate.

We have entered into agreements with each of our directors and officers to evidence our obligations to indemnify such directors and officers as described above.

Section 124 of the ABCA provides as follows:

124(1)   Except in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favour, a corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or a person who acts or acted at the corporation’s request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and the director’s or officer’s heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the director or officer in respect of any civil, criminal or administrative action or proceeding to which the director or officer is made a party by reason of being or having been a director or officer of that corporation or body corporate, if

(a)	the director or officer acted honestly and in good faith with a view to the best interests of the corporation, and

(b)
in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the director or officer had reasonable grounds for believing that the director’s or officer’s conduct was lawful.

(2)   A corporation may with the approval of the Court indemnify a person referred to in subsection (1) in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favour, to which the person is made a party by reason of being or having been a director or an officer of the corporation or body corporate, against all costs, charges and expenses reasonably incurred by the person in connection with the action if the person fulfils the conditions set out in subsection (1)(a) and (b).

(3)   Notwithstanding anything in this section, a person referred to in subsection (1) is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the person in connection with the defence of any civil, criminal or administrative action or proceeding to which the person is made a party by reason of being or having been a director or officer of the corporation or body corporate, if the person seeking indemnity

(a)	was substantially successful on the merits in the person’s defence of the action or proceeding,

(b)	fulfils the conditions set out in subsection (1)(a) and (b), and

(c)	is fairly and reasonably entitled to indemnity.

(3.1)  A corporation may advance funds to a person in order to defray the costs, charges and expenses of a proceeding referred to in subsection (1) or (2), but if the person does not meet the conditions of subsection (3) he or she shall repay the funds advanced.

(4) A corporation may purchase and maintain insurance for the benefit of any person referred to in subsection (1) against any liability incurred by the person

(a)
in the person’s capacity as a director or officer of the corporation, except when the liability relates to the person’s failure to act honestly and in good faith with a view to the best interests of the corporation, or

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(b)
in the person’s capacity as a director or officer of another body corporate if the person acts or acted in that capacity at the corporation’s request, except when the liability relates to the person’s failure to act honestly and in good faith with a view to the best interests of the body corporate.

(5)   A corporation or a person referred to in subsection (1) may apply to the Court for an order approving an indemnity under this section and the Court may so order and make any further order it thinks fit.

(6)   On an application under subsection (5), the Court may order notice to be given to any interested person and that person is entitled to appear and be heard in person or by counsel.

As contemplated by Section 124(4) of the ABCA, the Corporation has purchased insurance against potential claims against its directors and officers and against loss for which the Corporation may be required or permitted by law to indemnify such directors and officers.

*   *   *

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9.    Exhibits

Item	Exhibit
4.1	Premium DividendTM and Dividend Reinvestment Plan, dated June 15, 2015.
5.1	Opinion of Burnet, Duckworth & Palmer LLP as to the legality of the securities being registered.
8.1	Opinion of Burnet, Duckworth & Palmer LLP regarding Canadian tax matters (contained in Exhibit 5.1).
8.2	Opinion of Carter Ledyard & Milburn LLP regarding U.S. tax matters.
23.1	Consent of Deloitte LLP, Independent Registered Public Accounting Firm.
23.2	Consent of BDO Audit (WA) Pty. Ltd., independent registered chartered accountants for Aurora Oil & Gas Limited.
23.3	Consent of Sproule Unconventional Limited, independent engineers.
23.4	Consent of Ryder Scott Company, L.P., independent engineers.
23.5	Consent of McDaniel & Associates Consultants Ltd., independent engineers.
23.6	Consent of Burnet, Duckworth & Palmer LLP (contained in Exhibit 5.1).
23.7	Consent of Carter Ledyard & Milburn LLP (contained in Exhibit 8.2).
24.1	Powers of Attorney (included on the signature pages to this Registration Statement).

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Item 10.        Undertakings

(a)    The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that:

(A)
Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement; and

(B)
Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(C)
Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

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(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Section 210.3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

(5)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

         (i)    If the registrant is relying on Rule 430B:

(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was

II-5

part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly

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report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Canada, on June 15, 2015.

BAYTEX ENERGY CORP.

By:	/s/ James L. Bowzer
	Name:	James L. Bowzer
	Title:	President and Chief Executive Officer

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POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James L. Bowzer, and Rodney D. Gray, or either of them, his or her true and lawful attorneys-in-fact and agents, each of whom may act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and any and all additional registration statements (including amendments and post-effective amendments thereto) in connection with any increase in the amount of securities registered with the Securities and Exchange Commission, and to file the same, with all exhibits thereto, and other documents and in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all his or her said attorneys-in-fact and agents or any of them or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Capacity	Date

/s/ James L. Bowzer	President, Chief Executive Officer and	June 15, 2015
James L. Bowzer	Director (Principal Executive Officer)

/s/ Rodney D. Gray	Chief Financial Officer (Principal	June 15, 2015
Rodney D. Gray	Financial & Accounting Officer)

/s/ Raymond T. Chan	Director and Chairman of the Board	June 15, 2015
Raymond T. Chan

/s/ John A. Brussa	Director	June 15, 2015
John A. Brussa

/s/ Edward Chwyl	Director	June 15, 2015
Edward Chwyl

/s/ Naveen Dargan	Director	June 15, 2015
Naveen Dargan

/s/ R.E.T. Goepel	Director	June 15, 2015
R.E.T. Goepel

II-9

Signature	Capacity	Date

/s/ Gregory K. Melchin	Director	June 15, 2015
Gregory K. Melchin

/s/ Mary Ellen Peters	Director	June 15, 2015
Mary Ellen Peters

/s/ Dale O. Shwed	Director	June 15, 2015
Dale O. Shwed

II-10

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, in the capacity of the duly authorized representative of the Registrant in the United States, on June 15, 2015.

BAYTEX ENERGY USA, INC.

By:	/s/ Michael L. Verm
	Name:	Michael L. Verm
	Title:	President and Chief Executive Officer

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INDEX TO EXHIBITS

Item	Exhibit
4.1	Premium DividendTM and Dividend Reinvestment Plan, dated June 15, 2015.
5.1	Opinion of Burnet, Duckworth & Palmer LLP as to the legality of the securities being registered.
8.1	Opinion of Burnet, Duckworth & Palmer LLP regarding Canadian tax matters (contained in Exhibit 5.1).
8.2	Opinion of Carter Ledyard & Milburn LLP regarding U.S. tax matters.
23.1	Consent of Deloitte LLP, Independent Registered Public Accounting Firm.
23.2	Consent of BDO Audit (WA) Pty. Ltd., independent registered chartered accountants for Aurora Oil & Gas Limited.
23.3	Consent of Sproule Unconventional Limited, independent engineers.
23.4	Consent of Ryder Scott Company, L.P., independent engineers.
23.5	Consent of McDaniel & Associates Consultants Ltd., independent engineers.
23.6	Consent of Burnet, Duckworth & Palmer LLP (contained in Exhibit 5.1).
23.7	Consent of Carter Ledyard & Milburn LLP (contained in Exhibit 8.2).
24.1	Powers of Attorney (included on the signature pages to this Registration Statement).

II-12

EXHIBIT 4.1

Premium Dividend™ and Dividend Reinvestment Plan
Certain capitalized terms in this Premium Dividend™ and Dividend Reinvestment Plan have the meaning assigned to them under "Definitions" below.
Important Notice
As a holder of common shares of Baytex Energy Corp. ("Baytex"), you should read this document carefully before making any decision regarding this Premium Dividend™ and Dividend Reinvestment Plan (the "Plan").
If you are a holder of common shares of Baytex ("Shares") and resident of the United States and have received this document, please see the prospectus relating to the Plan, including the United States federal income tax considerations and risk factors included therein and the documents incorporated by reference therein, which forms part of Amendment No. 1 to the Registration Statement on Form F-3 (the "Registration Statement"), filed with the United States Securities and Exchange Commission (the "SEC") on June 15, 2015. The Registration Statement and our U.S. filings are electronically available from the SEC's Electronic Document Gathering and Retrieval System, which is commonly known by the acronym EDGAR and may be accessed at www.sec.gov.
Overview
This Plan provides Eligible Shareholders of Baytex with the opportunity to either:

(i)	reinvest their Dividends in new Shares which will be exchanged for a cash payment equal to 101% of the reinvested Dividends under the Premium Dividend™ Component of the Plan; or

(ii)
reinvest their Dividends in Shares at a discount of 3% to the Average Market Price on the applicable Dividend payment date, which Shares will be credited to the Participant's account under the Dividend Reinvestment Component of the Plan.

The directors of Baytex may, in their sole discretion, at any time, with effect at the time of declaration of the next Dividend payment date, determine to change or eliminate the then-applicable discount in respect of the Dividend Reinvestment Component of the Plan. Additionally, for the purposes of the Dividend Reinvestment Component only, at the sole discretion of Baytex, such Shares may be purchased by or on behalf of Baytex through the facilities of an Exchange at the applicable DRIP Market Purchase Price then in effect.
Each component of the Plan, which is explained in greater detail below, is subject to eligibility restrictions, applicable withholding taxes, prorating as provided herein, and other limitations on the availability of Shares to be issued or purchased in certain events.
Eligible Shareholders are not required to participate in the Plan. Eligible Shareholders who have not elected to participate in the Plan will continue to receive their regular Dividends in the usual manner.

________________
™ denotes trademark of Canaccord Genuity Corp.

In order to participate in either the Premium Dividend™ Component or the Dividend Reinvestment Component, an Eligible Shareholder must enroll, or be deemed to have enrolled (in the case of the Dividend Reinvestment Component), in the Plan directly or indirectly through the broker, investment dealer, financial institution or other nominee who holds Shares on the Eligible Shareholder's behalf. See "Replacement of Previous Dividend Reinvestment Plan" and "Enrollment" below.
Replacement of Previous Dividend Reinvestment Plan
This Plan replaces the Dividend Reinvestment Plan of Baytex, as amended and restated effective January 24, 2011 (the "Previous DRIP").
An Eligible Shareholder who wishes to enroll in either the Premium Dividend™ Component or the Dividend Reinvestment Component of the Plan must enroll in the Plan either (i) directly, if such Shareholder is a registered Shareholder, or (ii) if such Shareholder is a beneficial Shareholder whose Shares are held through a broker, investment dealer, financial institution or other nominee, indirectly through such broker, investment dealer, financial institution or other nominee, including CDS, in accordance with the procedures set forth under "Enrollment" below.
A registered Eligible Shareholder who was enrolled in the Previous DRIP will automatically be deemed to be a participant in the Dividend Reinvestment Component of this Plan, without any further action on their part. A beneficial owner of Shares (i.e., a holder of Shares that are not registered in the beneficial owner's name but are instead held through a broker, investment dealer, financial institution or other nominee) who was validly enrolled in the Previous DRIP should contact their broker, investment dealer, financial institution or other nominee to confirm continued participation in the Dividend Reinvestment Component of this Plan.
Definitions
In this Plan:
"Average Market Price", in respect of a particular Dividend payment date, means:

(i)
for the purposes of the Premium Dividend™ Component and in respect of Participants in the Dividend Reinvestment Component who are resident in Canada or any jurisdiction other than the United States, the arithmetic average (calculated by the Plan Broker to six decimal places) of the daily volume weighted average trading prices of the Shares on the TSX (after taking into account any trading reversals or adjustments, corrections or similar changes with respect to the Shares) for the trading days on which at least one board lot of Shares is traded on the TSX during the corresponding Pricing Period; and

(ii)
in respect of Participants in the Dividend Reinvestment Component who are resident in the United States, the arithmetic average (calculated by Baytex to six decimal places) of the daily volume weighted average trading prices of the Shares on the NYSE (after taking into account any trading reversals or adjustments, corrections or similar changes with respect to the Shares) for the trading days on which at least one board lot of Shares is traded on the NYSE during the corresponding Pricing Period, in each case subject to such adjustments as Baytex may, in its sole discretion, determine to be appropriate to account for (A) a change in the aggregate number of Shares outstanding into a greater or lesser number of Shares, (B) a reclassification of the Shares, or (C) a merger, reorganization or other transaction affecting the Shares.
"Business Day" refers to any day other than a Saturday, Sunday or statutory holiday in the Province of Ontario.

"CDS" refers to CDS Clearing and Depository Services Inc., which acts as a nominee for certain Canadian brokers, investment dealers, financial institutions and other nominees, or its nominee, as applicable.
"Depository" means, with respect to the Premium Dividend™ Component, CDS, and with respect to the Dividend Reinvestment Component, CDS and DTC.
"Depository Participants" refers to brokers, investment dealers, financial institutions or other nominees in their capacity as participants in the CDS or DTC depository service, as applicable, who hold Shares registered in the name of CDS or DTC, as applicable, on behalf of eligible beneficial owners of Shares and who are acting on behalf of such beneficial owners in respect of the Plan.
"Discounted Average Market Price" means, on a Dividend payment date, the Average Market Price applicable to such Dividend payment date less the applicable Dividend Reinvestment Discount.
"Dividend" refers to a cash dividend declared payable by Baytex on the outstanding Shares.
"Dividend Reinvestment Component" refers to that component of the Plan, as more particularly described herein under the heading "Plan Components - Dividend Reinvestment", pursuant to which Shares are purchased on the reinvestment of Dividends under the Plan but are not disposed of in exchange for the Premium Dividend™.
"Dividend Reinvestment Discount" refers to the percentage discount to the Average Market Price at which Dividends may be reinvested under the Dividend Reinvestment Component, such discount not to exceed 3% (and which, for greater certainty, may be zero), as set by Baytex from time to time.
"DRIP Market Purchase Price" means, for the purposes of Shares purchased by or on behalf of Baytex through the facilities of an Exchange for the Dividend Reinvestment Component only, the average of the actual price paid (excluding brokerage commissions, fees and transactions costs) per Share by or on behalf of Baytex on the applicable Exchange during the ten (10) Business Days following the Dividend payment date, calculated by Baytex to six decimal places.
"DRS Advice" means a direct registration system advice or similar document evidencing the electronic registration of ownership of Shares.
"DTC" means The Depository Trust & Clearing Corporation, which acts as a nominee for certain United States brokers, investment dealers, financial institutions and other nominees, or its nominee, as applicable.
"Eligible Shareholders" refers to Shareholders who are permitted to participate in either or both components of the Plan as described herein under the heading "Eligibility Requirements".
"Enrollment Form" refers to the Reinvestment Enrollment - Participant Declaration Form (or similar enrollment form) established by Baytex and the Plan Agent from time to time for the purpose of enrolling eligible registered holders of Shares (other than a Depository) in the Plan.
"Exchange" means the TSX, NYSE or other Marketplace.
"Marketplace" means any recognized Canadian "marketplace" (as that term is defined in National Instrument 21-101 - Marketplace Operation) upon which the Shares are listed or quoted or where the Shares are traded.
"NYSE" means the New York Stock Exchange.

"Participants" refers to registered holders of Shares who, on the applicable record date for a Dividend, are Eligible Shareholders and are duly enrolled in the Plan; provided, however, that a Depository and brokers, investment dealers, financial institutions or other nominees, as the case may be, shall be Participants only to the extent that the Depository or such nominees, respectively, have enrolled in the Plan on behalf of Shareholders who are Eligible Shareholders.
"Plan Agent" refers to Valiant Trust Company, or such other party as is appointed by Baytex from time to time to act as "Plan Agent" under the Plan.
"Plan Broker" refers to Canaccord Genuity Corp., or such other qualified investment dealer as is designated by Baytex from time to time to act as "Plan Broker" under the Plan.
"Premium Dividend™" refers to a cash amount equal to 101% of a Dividend or, as the context may require, 101% of the aggregate Dividends payable by Baytex on a particular Dividend payment date to Participants enrolled in the Premium Dividend™ Component, subject to proration in certain events as described herein.
"Premium Dividend™ Component" refers to that component of the Plan, as more particularly described herein under the heading "Plan Components - Premium Dividend™", pursuant to which Shares are purchased on the reinvestment of Dividends under the Plan and then disposed of in exchange for the Premium Dividend™.
"Pricing Period", in respect of a particular Dividend, refers to the period beginning on the later of the 21st Business Day preceding the Dividend payment date and the second Business Day following the record date applicable to that Dividend payment date, and ending on the second Business Day preceding the Dividend payment date.
"Shareholders" refers to holders of Shares.
"Shares" refers to common shares in the capital of Baytex.
"TSX" refers to the Toronto Stock Exchange.
Plan Components
Dividend Reinvestment
Under the Dividend Reinvestment Component, the Plan Agent will, on each Dividend payment date, on behalf of Participants enrolled in the Dividend Reinvestment Component, apply the aggregate Dividends payable on the Shares of such Participants (less any applicable withholdings, as described under "Eligibility Requirements" and "Withholding Taxes" below) towards the purchase of such number of Shares (calculated to six decimal places) as is equal to the aggregate amount of such Dividends divided by the Discounted Average Market Price then in effect. Shares purchased under the Dividend Reinvestment Component will be issued from treasury of Baytex at the Discounted Average Market Price then in effect. Alternatively, at the sole discretion of Baytex, such Shares may be purchased by or on behalf of Baytex through the facilities of an Exchange at the DRIP Market Purchase Price.
The Shares so purchased will be held under the Plan by the Plan Agent for the account of the applicable Participants or, in the case of Eligible Shareholders who are enrolled in the Plan indirectly through a Depository, credited through that Depository to the accounts of appropriate Participants on behalf of such Eligible Shareholders. Any subsequent Dividends paid in respect of Shares purchased under the Dividend Reinvestment Component will be subject to reinvestment under the Plan (i) in the case of Shares held under the Plan for the account of a Participant other than a Depository, pursuant to the current election of the Participant as between the Dividend Reinvestment Component and the Premium Dividend™ Component, or (ii) in the case of Shares enrolled in the Plan indirectly through a Depository, pursuant to instructions provided to the Plan Agent by the Depository in the manner described below under the heading "Enrollment".
Premium Dividend™
Under the Premium Dividend™ Component, the Plan Agent will, on each Dividend payment date, on behalf of Participants enrolled in the Premium Dividend™ Component, apply the aggregate Dividends payable on the Shares of such Participants towards the purchase from treasury of Baytex of such number of new Shares (calculated to six decimal places) as is equal to the aggregate amount of such Dividends divided by 97% of the corresponding Average Market Price. Additionally, a number of Shares approximately equal to the number of new Shares to be purchased under the Premium Dividend™ Component will in turn be pre-sold, through the Plan Broker, in one or more transactions on the TSX or other Marketplace.
The new Shares purchased on the reinvestment of Dividends under the Premium Dividend™ Component on behalf of Participants enrolled in the Premium Dividend™ Component will be delivered by the Plan Agent to the Plan Broker in exchange for the Premium Dividend™ in an amount equal to 101% of the reinvested amount. The Plan Agent will in turn remit payment of the Premium Dividend™ to Participants enrolled in the Premium Dividend™ Component in the same manner that regular Dividends are paid by Baytex.
At the time Shares are delivered to the Plan Broker, each Shareholder for whom Dividends are reinvested under the Premium Dividend™ Component shall be deemed to represent and warrant to Baytex, the Plan Agent and the Plan Broker that: (i) it holds good and marketable title to such Shares, free and clear of all liens, restrictions, charges, encumbrances, claims and rights of others; (ii) such Shares are not subject to resale restrictions; and (iii) it is an Eligible Shareholder.
Baytex and the Plan Agent have a commitment from the Plan Broker to pay the Premium Dividend™ to the Plan Agent against delivery of the corresponding Shares on the applicable Dividend payment date. Although Baytex and the Plan Agent will, if necessary, make claims on this commitment, neither Baytex nor the Plan Agent has any liability to Participants enrolled in the Premium Dividend™ Component (or to any Shareholder for which the Participant may be acting) for any failure of the Plan Broker to fulfil its obligation to pay the Premium Dividend™ when required. If the Plan Broker does not deliver sufficient funds to pay the Premium Dividend™ on all Shares of Participants enrolled in the Premium Dividend™ Component, then Baytex will deliver the full amount of the regular Dividend to the Plan Agent and such Participants will be entitled to receive the regular Dividend for each such Share in respect of which the Premium Dividend™ is not paid by the Plan Broker. For greater certainty, a Participant who receives the regular Dividend in these circumstances will not be entitled to receive the corresponding Premium Dividend™.
Eligibility Requirements
Shareholders who are resident in Canada or the United States may participate in the Dividend Reinvestment Component. Only Shareholders who are resident in Canada may participate in the Premium Dividend™ Component. A Shareholder who is a resident of the United States or is otherwise a "U.S. person" as that term is defined in Regulation S under the United States Securities Act of 1933, as amended, cannot participate in the Premium Dividend™ Component. A "U.S. person" includes, without limitation, any natural person resident in the United States, any partnership or corporation organized or incorporated under the laws of the United States, any estate of which any executor or administrator is a U.S. person and any trust of which any trustee is a U.S. person.

Shareholders who are resident in any jurisdiction outside of Canada (other than the United States) may participate in the Dividend Reinvestment Component only if their participation is permitted by the laws of the jurisdiction in which they reside and provided that Baytex is satisfied, in its sole discretion, that such laws do not subject the Plan or any of Baytex, the Plan Agent or the Plan Broker to additional legal or regulatory requirements. Any such Shareholders wishing to participate in the Dividend Reinvestment Component should consult legal counsel where they reside to determine their eligibility to participate and provide confirmation of such eligibility to Baytex, such confirmation to be satisfactory to Baytex in its sole discretion.
The amount of any Dividends to be reinvested under the Dividend Reinvestment Component on behalf of Shareholders who are not residents of Canada will be reduced by the amount of any applicable withholding taxes. See "Withholding Taxes" below.
Baytex and the Plan Agent also reserve the right to deny participation in the Plan to, or cancel the participation of, any person or agent of any person who appears to be, or who Baytex or the Plan Agent has reason to believe is, subject to the laws of any jurisdiction which does not permit participation in the Plan in the manner sought by such person or which will subject the Plan or Baytex to requirements of the jurisdiction not otherwise applicable to the Plan or Baytex, or whose participation in the Plan is suspected to be part of a scheme to avoid applicable legal requirements or otherwise engage in unlawful behaviour.
Baytex further reserves the right to determine, from time to time and on a case by case basis, a minimum number of Shares that a particular Shareholder must hold in order to be eligible for, or continue to be enrolled in, the Plan, subject to any applicable legal or regulatory requirements.
Enrollment
The following paragraphs outline the enrollment process for an Eligible Shareholder who wishes to enroll in the Dividend Reinvestment Component or the Premium Dividend™ Component of the Plan. As noted above under "Replacement of Previous Dividend Reinvestment Plan", registered Eligible Shareholders who were enrolled in the Previous DRIP will automatically be deemed to be a participant in the Dividend Reinvestment Component of this Plan without any further action on their part.
Direct Enrollment
An Eligible Shareholder whose Shares are registered in its own name may directly enroll in either the Dividend Reinvestment Component or the Premium Dividend™ Component by delivering to the Plan Agent a duly completed Enrollment Form. In order to obtain a copy of the Enrollment Form, see the Plan Agent's website at www.valianttrust.com/investor-services/plan-administration. A copy of the Enrollment Form may also be obtained by calling the Plan Agent at 1-866-313-1872, or from Baytex's website at www.baytexenergy.com.
A Participant who delivers a duly completed Enrollment Form will be deemed to direct Baytex to credit the Plan Agent with all Dividends payable in respect of all Shares registered in the name of the Participant or held under the Plan by the Plan Agent for the Participant's account as of the Dividend record date, and to direct the Plan Agent to reinvest such Dividends in additional Shares in accordance with the Dividend Reinvestment Component or the Premium Dividend™ Component, as applicable, and otherwise upon and subject to the terms and conditions described herein. See "Deemed Representations, Directions and Authorizations" below.

Indirect Enrollment
An Eligible Shareholder whose Shares are not registered in its own name cannot enroll in the Plan directly but may instead do so indirectly through the broker, investment dealer, financial institution or other nominee who holds their Shares by providing appropriate enrollment instructions to such nominee. Where such nominee holds Shares in its own name (and not through a Depository) on behalf of an Eligible Shareholder, the nominee may enroll in the Plan on behalf of the Eligible Shareholder by delivering to the Plan Agent a duly completed Enrollment Form. Where the Shares are held indirectly through a Depository, enrollment instructions must be communicated to such Depository by the applicable Depository Participant in accordance with the procedures of the such Depository's system, and such Depository will in turn provide instructions to the Plan Agent regarding the extent of its participation, on behalf of Eligible Shareholders, in the Dividend Reinvestment Component and, where the Depository is CDS, the Premium Dividend™ Component. The Depository's instructions will advise the Plan Agent of (i) the aggregate number of Shares held through such Depository in respect of which Dividends are to be reinvested under the Dividend Reinvestment Component and, (ii) where the Depository is CDS, the aggregate number of Shares held through CDS in respect of which Dividends are to be reinvested under the Premium Dividend™ Component.
Continued Participation
Once a Participant (other than a Depository) has enrolled in either the Dividend Reinvestment Component or the Premium Dividend™ Component, participation in the manner elected by the Participant continues automatically with respect to all Shares registered in the name of the Participant or held under the Plan by the Plan Agent for the Participant's account until the Plan or the Participant's participation therein is terminated or until the Participant changes its election.
Eligible Shareholders who participate in the Plan indirectly through a Depository or otherwise through their broker, investment dealer, financial institution or other nominee should consult such nominee to confirm the nominee's policies concerning continued participation following initial enrollment.
See "Termination of Participation" and "Change of Election" below.
Enrollment Deadlines
In order for a particular Dividend payable on Shares held by an Eligible Shareholder to be reinvested (and therefore allow the Eligible Shareholder to participate in either the Dividend Reinvestment Component or, if applicable, the Premium Dividend™ Component) on a particular Dividend payment date, the Plan Agent must receive (i) a duly completed Enrollment Form that covers such Shares not later than 3:00 p.m. (Calgary time) on the fifth (5th) Business Day preceding the record date for the Dividend, or (ii) in the case of Shares enrolled indirectly through a Depository, appropriate instructions from such Depository regarding the extent of its participation (on behalf of Eligible Shareholders) not later than such time on or before the record date for that Dividend as may be agreed from time to time between such Depository and the Plan Agent in accordance with custom and practice relating to such Depository's system. The Depository must in turn receive appropriate instructions from the nominee holders that are Depository Participants not later than such deadline preceding the record date as may be established by such Depository from time to time. Enrollment Forms or instructions from a Depository, as applicable, received by the Plan Agent after the stipulated deadline will not be effective in respect of the applicable Dividend payment date unless otherwise determined by Baytex and the Plan Agent in their sole discretion.

Broker Requirements
A Depository Participant or other broker, investment dealer, financial institution or other nominee may require certain information or documentation from an Eligible Shareholder before it will act upon enrollment instructions relating to the Plan. Eligible Shareholders who wish to participate in the Plan should contact the broker, investment dealer, financial institution or other nominee who holds their Shares to provide instructions regarding their decision to enroll and their election as between the Dividend Reinvestment Component and, if applicable, the Premium Dividend™ Component, to confirm any information or documentation required to give effect to their instructions, to confirm the nominee's policies concerning continued participation following initial enrollment, and to inquire about any applicable deadlines that the nominee may impose or be subject to under the policies of that nominee or the Depository's system.
Administration
Valiant Trust Company has been appointed to act as Plan Agent for and on behalf of Participants. If Valiant Trust Company (or its successors) ceases to act as Plan Agent for any reason, another qualified party will be designated by Baytex to act as Plan Agent and Participants will be notified of the change.
All funds credited to the Plan Agent under the Plan on account of the reinvestment of Dividends (less any applicable withholdings) will be applied to the purchase of additional Shares on behalf of Participants. In no event will interest be paid to Participants on any funds held for reinvestment under the Plan.
In carrying out its obligations under the Plan on behalf of Participants, the Plan Agent shall only be required to act in accordance with the instructions duly received within the appropriate time periods.
Proration in Certain Events
Baytex reserves the right to determine, promptly following each Dividend record date, the amount of new equity, if any, to be made available under the Plan (or with respect to the Dividend Reinvestment Component, the number of Shares that may be purchased by or on behalf of Baytex through the facilities of an Exchange) on the Dividend payment date to which such record date relates. No assurances can be made that additional Shares will be made available, or that Shares will be purchased on an Exchange, under the Plan on a regular basis or at all.
If, in respect of any Dividend payment date, fulfilling the elections of all Participants under the Plan would result in the issuance of more than the maximum amount of additional equity, or the purchase of more than the maximum number of Shares, determined by Baytex to be available or acceptable under the Plan, then elections for the purchase of Shares on that Dividend payment date will be accepted (i) first, from Participants electing to reinvest Dividends under the Dividend Reinvestment Component, and (ii) second, to the extent that additional equity from treasury remains available under the Plan, from Participants electing to receive the Premium Dividend™ under the Premium Dividend™ Component. If Baytex determines in its sole discretion that it is not able to accept all elections for a particular component of the Plan, then purchases of Shares under that component on the applicable Dividend payment date will be prorated among all Participants in that component according to the number of Shares participating in the particular component.
If trading of Shares on the TSX, or the trading thereof by the Plan Broker, is for any reason prohibited for an entire day, or if the Premium Dividend™ Component is terminated or suspended for any reason, in any such case during a Pricing Period, then purchases of new Shares from Baytex's treasury under the Premium Dividend™ Component on the applicable Dividend payment date will be prorated among all Participants in that component according to the number of Shares enrolled therein.

If on any Dividend payment date Baytex determines not to issue any equity or Shares are not purchased on an Exchange pursuant to the Plan, or the availability of Shares is prorated in accordance with the terms of the Plan, or for any other reason a Dividend cannot be reinvested under the Plan, in whole or in part, then Participants will be entitled to receive from Baytex the full amount (less any applicable withholdings) of the regular Dividend for each Share in respect of which the Dividend is payable but cannot be reinvested under the Plan in accordance with the applicable election.
Price of Shares
The subscription price of Shares purchased from Baytex's treasury on a Dividend payment date under the Dividend Reinvestment Component will be the Discounted Average Market Price in effect for that Dividend payment date. Where Baytex determines not to issue additional Shares from treasury but instead have such Shares purchased through the facilities of an Exchange, the subscription price will be the DRIP Market Purchase Price.
The subscription price of Shares purchased on a Dividend payment date under the Premium Dividend™ Component will be 97% of the Average Market Price for that Dividend payment date.
Subject to the policies of a particular broker, investment dealer, financial institution or other nominee through which a beneficial Shareholder holds their Shares, full reinvestment is possible as fractions of Shares may be credited to Participants' accounts maintained under the Plan.
Costs
No commissions, service charges or similar fees are payable by Participants to Baytex, the Plan Agent or the Plan Broker in connection with the purchase of Shares under either the Dividend Reinvestment Component or the Premium Dividend™ Component. All administrative costs of the Plan, including the fees and expenses of the Plan Agent, will be paid by Baytex.
Eligible Shareholders whose Shares are not registered in their own name but who wish to participate in the Plan should consult the broker, investment dealer, financial institution or other nominee who holds their Shares to confirm whether the nominee charges any fees to enroll or participate in the Plan on their behalf.
Reports to Participants
The Plan Agent will maintain an account for each Participant with respect to purchases of Shares made under the Plan for that Participant's account and will issue an unaudited statement regarding purchases made under the Dividend Reinvestment Component on a monthly basis. These statements are a Participant's continuing record of purchases of Shares made for its account under the Plan and should be retained for income tax purposes. No statements will be provided to Participants in respect of purchases made under the Premium Dividend™ Component.
Eligible Shareholders who participate in the Plan indirectly through their broker, investment dealer, financial institution or other nominee should consult such nominee to confirm what statements or reports, if any, will be provided by the nominee, whether for tax reporting purposes or otherwise.
Whether or not it receives detailed statements or reports concerning transactions made on its behalf under the Plan, each Shareholder is responsible for calculating and monitoring its own adjusted cost base in Shares for Canadian federal income tax purposes, as certain averaging and other rules may apply and such calculations may depend on the cost of other Shares held by the Shareholder and other factors.

Withdrawal of Shares
Shares purchased under the Dividend Reinvestment Component and held under the Plan by the Plan Agent for the account of Participants (other than a Depository) will be registered in the name of the Plan Agent or its nominee or in accounts designated by it for the account of such Participants. A DRS Advice evidencing book-entry registered ownership of such Shares, or a certificate for such Shares, will only be issued to the Participant if the Plan or the Participant's participation therein is terminated or if the Participant withdraws Shares from its account.
A Participant may, without terminating participation in the Plan, withdraw from its account under the Plan, and have a DRS Advice or Share certificate issued and registered in the Participant's name for, any number of whole Shares held for its account under the Plan by delivering to the Plan Agent a duly completed withdrawal portion of the voucher located on the statement of account issued by the Plan Agent. A withdrawal request form may also be obtained from the Plan Agent at the address below. The withdrawal of Shares and issuance of a DRS Advice or Share certificate will be completed within the Plan Agent's ordinary service standards, which is generally within three (3) weeks from the time the request is received. Any remaining Shares (including any residual fraction of a Share) will continue to be held by the Plan Agent for the Participant's account under the Plan.
Shares held under the Plan by the Plan Agent for the account of a Participant may not be sold, pledged or otherwise disposed of by the Participant while so held.
For Eligible Shareholders enrolled in the Dividend Reinvestment Component indirectly through a Depository, any Shares issued or delivered under the Dividend Reinvestment Component will not be held under the Plan but instead credited through such Depository's system to the accounts of the appropriate Depository Participants on behalf of such Eligible Shareholders.
Termination of Participation
An Eligible Shareholder who is enrolled in the Plan directly and wishes to voluntarily terminate its participation in the Plan may do so by delivering to the Plan Agent a duly completed termination portion of the voucher located on the statement of account issued by the Plan Agent. A termination request form may also be obtained from the Plan Agent at the address below. In addition, participation in the Plan will be terminated automatically following receipt by the Plan Agent of written notice of an individual Participant's death. The termination request will be processed within the Plan Agent's ordinary service standard, which is generally within three (3) weeks from the time the request is received.
A duly completed termination request (or notice of an individual Participant's death) must be received by the Plan Agent before 3:00 p.m. (Calgary time) on the fifth (5th) Business Day preceding a Dividend record date in order for the Participant's account to be closed and participation in the Plan by such Participant to be terminated prior to the Dividend payment date to which that record date relates. If a duly completed termination request (or notice of an individual Participant's death) is not received by the Plan Agent before 3:00 p.m. (Calgary time) on the fifth (5th) Business Day preceding a Dividend record date, then the Participant's account will not be closed and participation in the Plan by such Participant will not be terminated until after the Dividend payment date to which that record date relates.
An Eligible Shareholder who is enrolled in the Plan indirectly through a Depository or otherwise through its broker, investment dealer, financial institution or other nominee and wishes to terminate its participation in the Plan must contact the nominee who holds its Shares and provide appropriate instructions to do so. The nominee should be consulted to confirm what information or documentation may be required to give effect to the termination instructions, and to inquire about any applicable deadlines that the nominee may impose or be subject to under the policies of that nominee or a Depository's system.
In the event of termination of participation, a Participant (other than CDS) or a deceased Participant's estate or legal representative, as applicable, will be issued a DRS Advice or Share certificate for the number of whole Shares held under the Plan by the Plan Agent in the Participant's account and payment for any residual fraction of a Share so held based on the prevailing market price obtained by the Plan Agent at the time of sale.
Change of Election
A registered Eligible Shareholder who is enrolled directly in the Plan and wishes to change its election as between the Premium Dividend™ Component and the Dividend Reinvestment Component may do so by delivering to the Plan Agent a new, duly completed Enrollment Form reflecting the new election. To obtain a copy of the Enrollment Form, see the Plan Agent's website at www.valianttrust.com/investor-services/plan-administration. A copy of the Enrollment Form may also be obtained by calling the Plan Agent at 1-866-313-1872, or from Baytex's website at www.baytexenergy.com.
A new Enrollment Form must be received by the Plan Agent before 3:00 p.m. (Calgary time) on the fifth (5th) Business Day preceding a Dividend record date in order for the new election to apply to the Dividend to which that record date relates. If a new Enrollment Form is not received by the Plan Agent before 3:00 p.m. (Calgary time) on the fifth (5th) Business Day preceding a Dividend record date, then the previous election will apply to the Dividend to which that record date relates and the new election will only become effective for purposes of subsequent Dividends.
An Eligible Shareholder who is enrolled in the Plan indirectly through a Depository or otherwise through its broker, investment dealer, financial institution or other nominee and wishes to change its election as between the Dividend Reinvestment Component and the Premium Dividend™ Component must contact such nominee who holds its Shares and provide appropriate instructions to do so. The nominee should be consulted to confirm what information or documentation may be required to give effect to the change of election instructions, and to inquire about any applicable deadlines that the nominee may impose or be subject to under the policies of that nominee or such Depository's system.
Adjustments
If Baytex subdivides the outstanding Shares into a greater number of Shares or consolidates the outstanding Shares into a smaller number of Shares, then the Shares held by the Plan Agent for the account of Participants will be adjusted accordingly in proportion to the number of outstanding Shares resulting from such subdivision or consolidation.
Shareholder Voting
Whole Shares held under the Plan by the Plan Agent for a Participant's account on the record date for a vote of Shareholders will be voted in accordance with the instructions of the Participant given on a form to be furnished by the Plan Agent to the Participant for this purpose. Shares for which instructions are not received will not be voted. No voting rights will attach to any fraction of a Share held for a Participant's account under the Plan.

Deemed Representations, Directions and Authorizations
Dividend Reinvestment Component
By enrolling in the Dividend Reinvestment Component, whether directly as a Participant or indirectly through a Depository or otherwise through a broker, investment dealer, financial institution or other nominee, a Shareholder shall be deemed to have: (i) represented and warranted to Baytex and the Plan Agent that it is an Eligible Shareholder with respect to participation in the Dividend Reinvestment Component; (ii) appointed the Plan Agent to receive from Baytex, and directed Baytex to credit the Plan Agent with, all Dividends (less any applicable withholding taxes) payable in respect of all Shares registered in the name of the Shareholder or held under the Plan for its account or, in the case of a Shareholder enrolled indirectly through a Depository or otherwise through a broker, investment dealer, financial institution or other nominee, that are enrolled (through a Depository or otherwise) on its behalf in the Dividend Reinvestment Component; and (iii) authorized and directed the Plan Agent to reinvest such Dividends (less any applicable withholding taxes) in additional Shares, all in accordance with the provisions of the Dividend Reinvestment Component as set forth herein (which provisions include, without limitation, the purchase of additional Shares at the Discounted Average Market Price or DRIP Market Purchase Price, as applicable, then in effect, and the holding of such additional Shares under the Plan or the crediting of such additional Shares through a Depository) and otherwise upon and subject to the terms and conditions described herein.
Premium Dividend™ Component
By enrolling in the Premium Dividend™ Component, whether directly as a Participant or indirectly through CDS or otherwise through a broker, investment dealer, financial institution or other nominee, a Shareholder shall be deemed to have: (i) represented and warranted to Baytex, the Plan Agent and the Plan Broker that it is an Eligible Shareholder with respect to participation in the Premium Dividend™ Component; (ii) appointed the Plan Agent to receive from Baytex, and directed Baytex to credit the Plan Agent with, all Dividends payable in respect of all Shares registered in the name of the Shareholder or held under the Plan for its account or, in the case of a Shareholder enrolled indirectly through CDS or otherwise through a broker, investment dealer, financial institution or other nominee, that are enrolled (through CDS or otherwise) on its behalf in the Premium Dividend™ Component; and (iii) authorized and directed the Plan Agent to reinvest such Dividends in new Shares, all in accordance with the provisions of the Premium Dividend™ Component as set forth herein (which provisions include, without limitation, the purchase of new Shares at 97% of the Average Market Price, the pre-sale of Shares through the Plan Broker and the delivery of new Shares to the Plan Broker in exchange for payment of the Premium Dividend™) and otherwise upon and subject to the terms and conditions described herein.
Responsibilities of Baytex, the Plan Agent and the Plan Broker
None of Baytex, the Plan Agent or the Plan Broker will be liable to any Shareholder, a Depository, any Depository Participant or any other nominee acting on behalf of a Shareholder in respect of the Plan for any act or for any omission to act in connection with the operation of the Plan including, without limitation, any claims or liability with respect to or arising out of:

(a)
any failure by a Depository, a Depository Participant or any other nominee to enroll or participate or not enroll or participate in the Plan any Shareholder (or, as applicable, any Shares held on the Shareholder's behalf) in accordance with the Shareholder's instructions or to not otherwise act upon a Shareholder's instructions;

(b)
the continued enrollment in the Plan of any Shareholder (or, as applicable, any Shares held on the Shareholder's behalf) until receipt of all necessary documentation as provided herein required to terminate participation in the Plan;

(c)	the prices and times at which Shares are purchased under the Plan for the account of, or on behalf of, any Shareholder;

(d)
any decision by Baytex to issue or not issue additional equity, or to purchase or not purchase Shares on an Exchange, pursuant to the Plan on any given Dividend payment date, or the amount of equity issued or Shares purchased (if any);

(e)	any decision to amend or terminate the Plan in accordance with the terms hereof;

(f)	any default by the Plan Broker in delivering the Premium Dividend™ to the Plan Agent on any Dividend payment date;

(g)	a prorating, for any reason, of the amount of Shares available under the Plan in the circumstances described herein or otherwise;

(g)
any determination made by Baytex or the Plan Agent regarding a Shareholder's eligibility to participate in the Plan or any component thereof, including the cancellation of a Shareholder's participation for failure to satisfy eligibility requirements; or

(i)	any income taxes or other liabilities payable by a Shareholder in connection with their participation in the Plan.
None of Baytex, the Plan Agent or the Plan Broker can assure a Participant (or any beneficial owner of Shares for which a Participant may be acting) a profit or protect a Participant (or any such beneficial owner, as applicable) against loss on Shares purchased under the Plan.
The Plan Agent retains the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Plan Agent, in its sole judgment, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering or anti-terrorist law, regulation or policy or any other law, regulation or policy to which the Plan Agent is now or hereafter becomes subject.
Canadian Federal Income Tax Considerations
The following is a summary of principal Canadian federal income tax considerations generally applicable to Shareholders who participate in the Plan. This summary is of a general nature only, is not exhaustive of all possible tax considerations and is not intended to be legal or tax advice to any particular Shareholder.
This summary is provided by and on behalf of Baytex and not the Plan Agent or the Plan Broker. Shareholders are urged to consult their own tax advisors as to their particular circumstances and tax position.
This summary is based on the provisions of the Income Tax Act (Canada) (the "Tax Act") and the regulations thereunder (the "Regulations"), all specific proposals to amend the Tax Act and the Regulations publicly announced by or on behalf of the Minister of Finance (Canada), and Baytex's understanding of the administrative and assessing practices of the Canada Revenue Agency (the "CRA"), all as of the effective date of the Plan. This summary does not otherwise take into account or anticipate any changes in law or the administrative or assessing practices of the CRA, nor does it take into account any provincial or territorial laws of Canada or the tax laws of any other country. There can be no assurance that any proposed amendments will be enacted in the form publicly announced or at all.
This summary assumes that all Shares held by a Shareholder who participates in the Plan (a "Participating Shareholder"), including Shares purchased pursuant to the Dividend Reinvestment Component or Premium Dividend™ Component, are held by the Participating Shareholder as capital property for the purposes of the Tax Act. The Shares will generally be considered to be capital property to a Participating Shareholder provided that such Participating Shareholder does not hold or use such Shares in the course of carrying on a business in which the Participating Shareholder buys or sell securities, and the Participating Shareholder did not acquire such Shares in one or more transactions considered to be an adventure or concern in the nature of trade. Certain Participating Shareholders who might not otherwise be considered to hold their Shares as capital property may, in certain circumstances, be entitled to have their Shares and any other "Canadian security" (as defined in the Tax Act) treated as capital property by making the irrevocable election permitted by subsection 39(4) of the Tax Act (a "39(4) Capital Election").  A Participating Shareholder contemplating making a 39(4) Capital Election should first consult its own tax advisors.  Further, a Participating Shareholder who does not make a 39(4) Capital Election, or who is unable to make a 39(4) Capital Election, should consult its own tax advisors with respect to whether the Shares acquired, and disposed of, pursuant to the Premium Dividend™ Component constitute capital property to such Shareholder. The tax considerations applicable to a Shareholder who does not hold such Shares as capital property will be different than those described herein. Participating Shareholders are advised to carefully review annual tax slip(s) received in respect of their Shares enrolled in the Plan to ensure consistency with the Participant Shareholder’s tax treatment under the Tax Act.

This summary is not applicable to a Participating Shareholder: (i) that is a "financial institution" (as defined in the Tax Act) for the purposes of the "mark-to-market" rules; (ii) an interest in which would be a "tax shelter investment" (as defined in the Tax Act); (iii) that is a "specified financial institution" (as defined in the Tax Act); (iv) that is a partnership; (v) that is a taxpayer whose "functional currency" for purposes of the Tax Act is the currency of a country other than Canada; (vi) that has acquired shares upon the exercise of an employee stock option that was issued by a corporation that was a Canadian-controlled private corporation; or (vii) that has entered or will enter into, in respect of a Share, a "synthetic disposition agreement" or a "derivative forward agreement", both as defined in the Tax Act.
Canadian Participants
This summary applies only to Participating Shareholders who, at all relevant times and for the purposes of the Tax Act, are or are deemed to be resident in Canada for the purposes of the Tax Act (each, a "Canadian Participant").
The reinvestment of Dividends, or the receipt of Premium Dividends™, under the terms of the Plan does not relieve a Canadian Participant from any liability for income taxes that may otherwise be payable on such amounts. In this regard, a Canadian Participant who participates in the Dividend Reinvestment Component or Premium Dividend™ Component will be treated, for tax purposes, as having received, on each Dividend payment date, a taxable dividend equal to the amount of the Dividend payable on such date, which Dividend will be subject to the same tax treatment accorded to taxable dividends received by the Canadian Participant from a taxable Canadian corporation. For example, if the Canadian Participant is an individual, Dividends will be subject to the gross-up and dividend tax credit rules contained in the Tax Act. If the Canadian Participant is a corporation, the Dividend will be included in income and will generally be deductible in computing income, except that a refundable tax will apply to the amount of any Dividend received by a "private corporation" or a "subject corporation" (both as defined in the Tax Act). The fact that a Dividend is reinvested pursuant to the Dividend Reinvestment Component or Premium Dividend™ Component will not affect the status of a Dividend that is an "eligible dividend" for the purposes of the Tax Act.
A Canadian Participant's reinvestment of Dividends pursuant to the Dividend Reinvestment Component or Premium Dividend™ Component, in such number of newly-issued Shares as is equal to the aggregate amount of the Dividend payable on each Dividend payment date divided by the then-applicable Discounted Average Market Price (in respect of the Dividend Reinvestment Component) or 97% (in respect of the Premium Dividend™ Component) of the corresponding Average Market Price, should not result in the Canadian Participant realizing a taxable benefit under the Tax Act.
Where Shares purchased pursuant to the Dividend Reinvestment Component or Premium Dividend™ Component are held as capital property by a Canadian Participant for the purposes of the Tax Act, the Canadian Participant will generally realize a capital gain (or sustain a capital loss) on the sale of the Shares, whether sold pursuant to the Premium Dividend™ Component or otherwise outside the Plan. The amount of such capital gain or capital loss will be equal to the amount by which the proceeds of disposition of the Shares are greater (or less) than the aggregate of the Canadian Participant's adjusted cost base of such Shares and any reasonable costs incurred by the Canadian Participant in connection with the sale.
For the purposes of determining the amount of any capital gain (or capital loss) which may result from the disposition of Shares held as capital property, the adjusted cost base of the Shares owned by a Canadian Participant at a particular time will be the average cost of all Shares owned by the Canadian Participant at that time, whether purchased through the Dividend Reinvestment Component or the Premium Dividend™ Component or otherwise purchased outside the Plan. Generally, a Canadian Participant's cost of a Share purchased pursuant to the Dividend Reinvestment Component will be equal to the Discounted Average Market Price of the Share for that Dividend payment date, or pursuant to the Premium Dividend™ Component will be equal to 97% of the Average Market Price of the Share for that Dividend payment date.
Generally, one-half of any capital gain realized by a Canadian Participant in a taxation year on a disposition of Shares purchased pursuant to the Dividend Reinvestment Component or Premium Dividend™ Component must be included in the Canadian Participant's income for the year as a taxable capital gain. Subject to certain specific rules in the Tax Act, one-half of any capital loss realized by a Canadian Participant on a disposition of Shares in a taxation year will be an allowable capital loss which must be deducted from any taxable capital gains realized by the Canadian Participant in the year of disposition. Allowable capital losses for a taxation year in excess of taxable capital gains for that year generally may be carried back and deducted in any of the three (3) preceding taxation years or carried forward and deducted in any subsequent taxation year against net taxable capital gains realized in such years to the extent and under the circumstances set out in the Tax Act.
A Canadian Participant that is throughout the relevant taxation year a "Canadian-controlled private corporation" (as defined in the Tax Act) may be liable to pay a refundable tax of 6 2/3% on its "aggregate investment income" (as defined in the Tax Act) for the year which will include an amount in respect of taxable capital gains. If a Canadian Participant is a corporation, then the amount of any capital loss arising from a disposition or deemed disposition of such Shares may be reduced by the amount of dividends received or deemed to have been received by it on such shares to the extent and under circumstances prescribed by the Tax Act. Similar rules may apply where a corporation is a member of a partnership or a beneficiary of a trust that owns Shares, or where a partnership or trust of which a corporate Canadian Participant is a member or beneficiary is itself a member of a partnership or a beneficiary of a trust that owns Shares. Canadian Participants to whom these rules may be relevant should consult their own tax advisors.

When a Canadian Participant's participation in the Plan is terminated by the Canadian Participant or Baytex or when the Plan is terminated by Baytex, the Canadian Participant may be entitled to receive a cash payment for any residual fraction of a Share held based on the prevailing market price per Share at which Dividends were reinvested under the Plan as described above under "Termination of Participation" and below under "Amendment, Suspension or Termination of the Plan". A deemed dividend may arise if the cash payment for a fractional Share exceeds the paid-up capital in respect of such fractional Share and a capital gain (or capital loss) may also be realized in certain circumstances. A deemed dividend is treated in the manner described above in respect of dividends.

Dividends received and capital gains realized by a Canadian Participant who is an individual (including certain trusts) may give rise to alternative minimum tax under the Tax Act.
Where a Canadian Participant has not made the irrevocable election permitted under subsection 39(4) of the Tax Act to treat their Shares and any other "Canadian security" (as defined in the Tax Act) as capital property, the CRA may take the position that any Shares purchased and sold by the Canadian Participant pursuant to the Premium Dividend™ Component are not capital property to the Canadian Participant, such that the tax consequences of the Canadian Participant's sale of Shares pursuant to the Premium Dividend™ Component may differ from the consequences described above.
Non-Resident Participant
This portion of the summary is applicable to Participating Shareholders who, at all relevant times and for the purposes of the Tax Act, are not and are not deemed to be residents of Canada (each, a "Non-Resident Participant").
Any Dividends paid or credited in respect of a Non-Resident Participant's Shares will be subject to a non-resident withholding tax for Canadian income tax purposes. Under the Tax Act, the rate of non-resident withholding tax on dividends is 25%. However, this rate may be subject to reduction under the provisions of any income tax treaty between Canada and the country in which the Non-Resident Participant is resident. For example, under the provisions of the Canada - United States Income Tax Convention, 1980 (the "Treaty"), where a Non-Resident Participant is a resident of the United States, is fully entitled to the benefits of the Treaty, and does not maintain a "permanent establishment" or "fixed base" (each within the meaning of the Treaty) in Canada to which the Non-Resident Participant's Shares are attributable, the rate of Canadian withholding tax will generally be reduced to 15% of the Dividend.
Any Dividends reinvested pursuant to the Dividend Reinvestment Component will first be reduced by an amount equal to the Non-Resident Participant's Canadian withholding tax obligation prior to reinvestment.
A Non-Resident Participant will not be subject to Canadian income tax under the Tax Act on any capital gains realized on the disposition of Shares acquired pursuant to the Dividend Reinvestment Component unless such Shares constitute "taxable Canadian property" (as defined by the Tax Act) to the Non-Resident Participant. So long as the Shares are listed on a "designated stock exchange" (as defined in the Tax Act and which currently includes the TSX) at the time of sale, Shares acquired by a Non-Resident Participant pursuant to the Dividend Reinvestment Component will not be taxable Canadian property to the Non-Resident Participant unless:

a)
at any time during the 60-month period immediately preceding the disposition, the Non-Resident Participant and/or persons with whom the Non-Resident Participant did not deal at arm's length, held 25% or more of the issued shares of any class of Baytex's capital stock; or

b)	the Shares are used by the Non-Resident Participant in carrying on business in Canada.
Where Shares represent taxable Canadian property to a Non-Resident Participant, any capital gains realized on the sale or deemed disposition of the Shares will be subject to taxation in Canada, except as otherwise provided in any tax treaty between Canada and the country in which the Non-Resident Participant is resident.

Amendment, Suspension or Termination of the Plan
Baytex reserves the right to amend, suspend or terminate the Plan at any time, provided that no such action shall have retroactive effect prejudicial to Participants. If the effective date of any such suspension or termination would be a date falling within the period from and including the Business Day immediately preceding the first day of a Pricing Period to and including the Dividend payment date immediately following the last day of such Pricing Period, then the effective date of such suspension or termination will be deemed to be the Business Day following such Dividend payment date. Baytex will publicly announce any material amendments to or suspension or termination of the Plan. Generally, no notice will be given to Participants regarding any amendments to the Plan intended to cure, correct or rectify any ambiguities, defective or inconsistent provisions, errors, mistakes or omissions. Baytex may from time to time supplement or amend the Plan without obtaining the approval of the board of directors of Baytex: (i) in order to correct any clerical or typographical error of a "housekeeping" nature; or (ii) as required to maintain the validity or effectiveness of the Plan as a result of any change in any applicable legislation, rules or regulations thereunder. Amendments to the Plan will be subject to the prior approval of any applicable Exchange.
In the event of termination of the Plan, Participants will be issued a DRS Advice or a Share certificate for the number of whole Shares held under the Plan by the Plan Agent in the Participant's account and payment for any remaining fraction of a Share so held based on the prevailing market price obtained by the Plan Agent at the time of sale. In the event that Baytex terminates the Plan, no investment will be made by the Plan Agent on the Dividend payment date immediately following the effective date of such termination and any Dividends paid after the effective date of such termination that would, but for the termination, be reinvested under the Plan, will be remitted to the Participants (less any applicable withholdings).
Withholding Taxes
The Plan is subject to any withholding obligations that Baytex may have with respect to taxes or other charges under applicable laws, and any amounts to be reinvested pursuant to the Plan shall be net of any amounts required to be withheld.
Interpretation
Any issues of interpretation arising in connection with the Plan or its application shall be conclusively determined by Baytex.
Governing Law
The Plan shall be governed by, and administered and construed in accordance with, the laws of the Province of Alberta and the federal laws of Canada applicable therein.
Notices and Inquiries
Any notices, documents (including a DRS Advice or a Share certificate) or payments required under the Plan to be given or delivered to Participants by Baytex or the Plan Agent shall be validly given or delivered if mailed to Participants at their respective addresses as recorded in the register of Shareholders maintained by or on behalf of Baytex or, in the case of a Depository, if given in accordance with custom and practice relating to such Depository's system.

Inquiries to the Plan Agent may be directed to:
Valiant Trust Company
310, 606 - 4th Street S.W.
Calgary, Alberta T2P 1T1

Attention:	General Manager
Tel:    1-866-313-1872
Email:    inquiries@valianttrust.com
Fax:    (403) 233-2857
or by visiting:
www.valianttrust.com

Inquiries to Baytex may be directed to:
Baytex Energy Corp.
Suite 2800, Centennial Place, East Tower
520 - 3rd Avenue S.W.
Calgary, Alberta T2P 0R3

Attention:	Investor Relations
Tel:    1-800-524-5521
Email:    investor@baytexenergy.com
Fax:    (587) 952-3029
or by visiting:
www.baytexenergy.com
Effective Date
The effective date of the Plan is June 15, 2015, with initial application to the dividend payable by Baytex on July 15, 2015 to shareholders of record on June 30, 2015.

EXHIBIT 5.1

June 15, 2015
United States Securities and Exchange Commission
Baytex Energy Corp.
Dear Sirs/Mesdames:

Re:	Baytex Energy Corp. – Post Effective Amendment No. 1 to Form F-3 Registration Statement

We have acted as Canadian counsel to Baytex Energy Corp., a corporation incorporated under the laws of the Province of Alberta (the "Corporation"), in connection with the filing of Post Effective Amendment No. 1 to a Registration Statement on Form F-3 (the "Amended Registration Statement") with the Securities and Exchange Commission ("SEC") pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations thereunder, in respect of 2,000,000 Shares (the "Shares") issuable pursuant to the Corporation's Premium DividendTM and Dividend Reinvestment Plan (the "Plan"). This opinion is being furnished to you as a supporting document for the Registration Statement.

We have reviewed the Plan, the Amended Registration Statement and resolutions of the board of directors of the Corporation approving said documents and various related matters, and we have made such investigations and examined originals or copies, certified or otherwise identified to our satisfaction, of such certificates of public officials and of such other certificates, documents and records as we have considered necessary or relevant for the purposes of the opinions hereinafter expressed. In reviewing the foregoing documents, we have assumed the genuineness of all signatures, the veracity of the information contained therein, the authenticity of all documents submitted to us as originals and the conformity to authentic or original documents of all documents submitted to us as certified, notarial, true copies or reproductions.

The use herein of the phrase "fully paid and non-assessable" in respect of Shares means that the holder of such Shares will not, after the issuance to them of such Shares, be liable to pay further amounts to the Corporation in respect of the issue price payable for such Shares. No opinion is expressed as to the actual receipt by the Corporation of the consideration for the issuance of such Shares or as to the adequacy of any consideration received.

The opinion expressed in paragraph (i) below is limited to the laws of the Province of Alberta, including the federal laws of Canada applicable therein. The opinion expressed in paragraph (ii) below is limited to the federal income tax laws of Canada. The statutory provisions, regulations, and interpretations upon which our opinion is based are subject to change, and such changes could apply retroactively. Any such change could affect the continuing validity of the opinion set forth in paragraph (ii) below. We assume no responsibility to advise you of any subsequent changes in existing law or facts, nor do we assume any responsibility to update this opinion with respect to any matters expressly set forth herein, and no opinions are to be implied or may be inferred beyond the matters expressly so stated.

TM denotes trademark of Canaccord Genuity Corp.

Based on the foregoing, we are of the opinion that:

(i)	The Shares, when and to the extent issued in accordance with the Plan, will be issued as fully paid and non-assessable Shares of the Corporation; and

(ii)
Subject to the qualifications set forth therein, the summary of the Canadian federal income tax considerations generally applicable to certain participants in the Plan set forth under the caption "Income Tax Considerations Relating to the Plan – Canadian Federal Income Tax Considerations" in the Amended Registration Statement, is a fair and adequate summary in all material respects.

We hereby consent to the filing of this opinion as an exhibit to the Amended Registration Statement and to the reference to our firm name under the headings "Enforcement of Civil Liabilities" and "Legal Matters" in the Registration Statement. In giving this consent, we do not hereby agree that we come within the category of persons whose consent is required by the Act.

This opinion is for the sole benefit of the addressee hereof and may not be relied upon by any other person or for any other purpose without our express written consent.

Yours truly,

BURNET, DUCKWORTH & PALMER LLP

/s/ Burnet, Duckworth & Palmer LLP

EXHIBIT 8.2

June 15, 2015

Baytex Energy Corp.
Suite 2800, 520 - 3rd Avenue S.W.
Calgary, Alberta, Canada T2P 0R3

Ladies and Gentlemen:

We have acted as United States tax counsel for Baytex Energy Corp. (the “Company”) in connection with the filing of Post Effective Amendment No. 1 to a Registration Statement on Form F-3 (the “Amended Registration Statement”) with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder (the “Rules”), in respect of 2,000,000 Shares issuable pursuant to the Company’s Premium DividendTM and Dividend Reinvestment Plan (the “Plan”).

We have been asked to render our opinion as to certain tax matters in connection with the Amended Registration Statement. Capitalized terms used but not defined herein have the respective meanings ascribed to them in the Amended Registration Statement.

In rendering our opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such agreements and other documents as we have deemed relevant and necessary and we have made such investigations of law as we have deemed appropriate as a basis for the opinion expressed below. In our examination, we have assumed, without independent verification, (i) the authenticity of original documents, (ii) the accuracy of copies and the genuineness of signatures, (iii) that the execution and delivery by each party to a document and the performance by such party of its obligations thereunder have been authorized by all necessary measures and do not violate or result in a breach of or default under such party’s certificate or instrument of formation and by-laws or the laws of such party’s jurisdiction of organization, (iv) that each agreement represents the entire agreement between the parties with respect to the subject matter thereof, (v) that the parties to each agreement have complied, and will comply, with all of their respective covenants, agreements and undertakings contained therein and (vi) that the transactions provided for by each agreement were and will be carried out in accordance with their terms. In rendering our opinion we have made no independent investigation of the facts referred to herein and have relied for the purpose of rendering this opinion exclusively on those facts that have been provided to us, which we assume have been, and will continue to be, true.

The opinion set forth below is based on the Internal Revenue Code of 1986, as amended, administrative rulings, judicial decisions, treasury regulations and other applicable authorities, all as in effect on the date hereof. The statutory provisions, regulations, and interpretations upon which our opinion is based are subject to change, and such changes could apply retroactively. Any change in law or the facts regarding the Plan, or any inaccuracy in the facts or assumptions on which we relied, could affect the continuing validity of the opinion set forth below. We assume no responsibility to inform you of any such changes or inaccuracy that may occur or come to an attention.

Based upon and subject to the foregoing, and subject to the qualifications set forth herein, we are of the opinion that the statements set forth under the caption “INCOME TAX CONSIDERATIONS RELATING TO THE PLAN - Material United States Federal Income Tax Considerations” in the Amended Registration Statement are an accurate general description of the United States federal income consequences described therein. Such statements do not, however, purport to discuss all United States federal income consequences of the ownership and disposition of the Shares and are limited to those United States federal income consequences specifically discussed therein and subject to the qualifications set forth therein.

TM denotes trademark of Canaccord Genuity Corp.
We are furnishing this letter in our capacity as United States tax counsel to the Company. This letter is not to be used, circulated, quoted or otherwise referred to for any other purpose, except as set forth below.

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We hereby consent to the filing of this opinion as an exhibit to the Amended Registration Statement, or in any amendment thereto pursuant to Rule 462 under the Securities Act, and to the reference to us under the heading "Legal Matters" in the prospectus included in the Amended Registration Statement, or in any amendment thereto pursuant to Rule 462 under the Securities Act. In giving this consent, we do not agree that we come within the category of persons whose consent is required by the Securities Act or the Rules.

Very truly yours,

/s/ Carter Ledyard & Milburn LLP

Carter Ledyard & Milburn LLP

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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form F-3 of our reports dated March 4, 2015 relating to the consolidated financial statements of Baytex Energy Corp. and subsidiaries ("Baytex") and the effectiveness of Baytex’s internal control over financial reporting appearing in the Annual Report on Form 40-F of Baytex for the year ended December 31, 2014 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte LLP

Chartered Accountants
June 15, 2015
Calgary, Canada

EXHIBIT 23.2

CONSENT OF BDO AUDIT

The undersigned hereby consents to the use of their report(s), dated March 21, 2014, relating to the consolidated financial statements of Aurora Oil & Gas Limited and subsidiaries for the year ended December 31, 2013 and the information derived therefrom, as well as the reference to their name, in each case where used or incorporated by reference in this Amendment No. 1 to the Registration Statement on Form F-3 of Baytex Energy Corp.

SIGNED for and on behalf of
BDO AUDIT (WA) PTY LTD
by a duly authorised representative

/s/ Glyn O’Brien

Perth, 15 June 2015

EXHIBIT 23.3

CONSENT OF INDEPENDENT ENGINEERS

We hereby consent to the use of and reference to our name and our report(s), and the inclusion and incorporation by reference of information derived from: (i) our report dated February 17, 2015 and effective December 31, 2014, evaluating the proved and probable petroleum and natural gas reserves attributable to Baytex Energy Corp. (the "Company") and its affiliates, which is entitled "Evaluation of the P&NG Reserves of Baytex Energy Corp. in Canada (As of December 31, 2014)"; (ii) our report dated February 27, 2015 and effective December 31, 2014, evaluating the proved and probable petroleum and natural gas reserves attributable the Company and its affiliates, which is entitled "Consolidation of the P&NG Reserves of Baytex Energy Corp. Evaluated by Sproule Unconventional Limited and Ryder Scott Company L.P. (As of December 31, 2014)"; (iii) our assessment dated March 4, 2015 and effective December 31, 2014, evaluating the contingent resources attributable to the Company in the Seal Area of Alberta, which is entitled "Update to the Evaluation of the Contingent Bitumen Resources of Baytex Energy Corp. in the Peace River Area of Alberta (As of December 31, 2014)"; and (iv) our assessment dated March 4, 2015 and effective December 31, 2014, evaluating the contingent resources attributable to the Company in the Cold Lake Area of Alberta, which is entitled "Update to the Evaluation of the Contingent Bitumen Resources of Baytex Energy Corp. for the Gemini SAGD Project in the Cold Lake Area of Alberta (As of December 31, 2014)" in this Amendment No. 1 to the Registration Statement on Form F-3 of Baytex Energy Corp.

SPROULE UNCONVENTIONAL LIMITED

By:	/s/ Matthew J. Tymchuk
Matthew J. Tymchuk, P. Eng.
Supervisor, Engineering and Partner

Calgary, Alberta, Canada
June 15, 2015

EXHIBIT 23.4

CONSENT OF INDEPENDENT RESERVES EVALUATOR

We hereby consent to the use of and reference to our name and our report(s), and the inclusion and incorporation by reference of information derived from: (i) our report dated January 31, 2015 and effective December 31, 2014, evaluating the proved and probable petroleum and natural gas reserves attributable to Baytex Energy Corp. (the "Company") and its affiliates located in the United States, which is entitled "Baytex Energy Corp. Summary Report Estimated Future Reserves and Income Attributable to Certain Leasehold Interests NI 51-101 Forecast Economic Parameters Canadian Currency As of December 31, 2014"; and (ii) our letter report dated February 6, 2015 and effective December 31, 2014, auditing the possible petroleum and natural gas reserves attributable the Company and its affiliates in the Eagle Ford area of Texas, in this Amendment No. 1 to the Registration Statement on Form F-3 of Baytex Energy Corp.

RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

/s/ Ryder Scott Company, L.P.

Houston, Texas
June 15, 2015

EXHIBIT 23.5

CONSENT OF INDEPENDENT ENGINEERS

We hereby consent to the use of and reference to our name and our report, and the inclusion and incorporation by reference of information derived from our report dated February 26, 2015 and effective December 31, 2014, evaluating the contingent resources attributable to Baytex Energy Corp. (the "Company") and its affiliates in the Lower Cretaceous Mannville Group in northeast Alberta, which is entitled "Evaluation of Contingent Resources" (the "Report") in this Amendment No. 1 to the Registration Statement on Form F-3 of Baytex Energy Corp.

McDANIEL & ASSOCIATES CONSULTANTS LTD.

By:	/s/ P.A. Welch
P.A. Welch, P. Eng.
President & Managing Director

Calgary, Alberta, Canada
June 15, 2015